UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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IRONWOOD PHARMACEUTICALS, INC.

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2026 Proxy Statement

Notice of Annual Meeting of Stockholders
to be held Tuesday, June 16, 2026

Ironwood®

100 Summer Street, Suite 2300
Boston, Massachusetts 02110
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS OF
IRONWOOD PHARMACEUTICALS, INC.
Date:	Tuesday, June 16, 2026
Time:	9:00 a.m. Eastern Time
Location:	Our 2026 annual meeting of stockholders will be a “virtual meeting.” You will be able to attend the annual meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/IRWD2026.
Purpose:	We are holding the annual meeting for stockholders to consider four company-sponsored proposals:

1.
To elect our eight director nominees, Mark Currie, Ph.D., Alexander Denner, Ph.D., Jon Duane, Marla Kessler, Thomas McCourt, Julie McHugh, Catherine Moukheibir and Jay Shepard, each to serve for a one-year term extending until our 2027 annual meeting of stockholders and their successors are duly elected and qualified;

2.
To hold an advisory vote on named executive officer compensation;

3.
To approve an amendment to the Ironwood Pharmaceuticals, Inc. Amended and Restated 2019 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 10,000,000 shares; and

4.
To ratify our audit committee’s selection of KPMG LLP as our auditors for 2026.

We will also consider action on any other matter that may be properly brought before the meeting or any postponement(s) or adjournment(s) thereof.
Our board of directors recommends you vote “for” each of the eight nominees for director (proposal no. 1), “for” the advisory vote on named executive officer compensation (proposal no. 2), “for” the approval of the amendment to the Ironwood Pharmaceuticals, Inc. Amended and Restated 2019 Equity Incentive Plan (proposal no. 3) and “for” ratification of our selection of auditors (proposal no. 4). Only stockholders of record at the close of business on April 21, 2026, are entitled to notice of and to vote at the meeting.
We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials to our stockholders on the internet. We believe these rules allow us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.
Our annual meeting, as in prior years, will be conducted in a virtual-only format, solely by means of a live audio webcast. Our virtual stockholder format uses technology designed to provide our stockholders rights and opportunities to participate in the virtual meeting similar to an in-person meeting. A virtual meeting allows more stockholders to attend the meeting without cost from anywhere around the globe. You may attend the meeting, vote and submit questions electronically during the meeting via live webcast by visiting the website provided above. A list of stockholders of record will be available electronically during the meeting. The website can be accessed on a computer, tablet, or phone with internet connection. To be admitted to the meeting at www.virtualshareholdermeeting.com/IRWD2026, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice that you received.
Proxy Material Mailing Date:
April 28, 2026
Sincerely,
Thomas McCourt
Chief Executive Officer and Director

i   Ironwood

Cautionary Note about Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s ability to execute on its mission; Ironwood’s strategy, business, financial position and operations. These forward-looking statements speak only as of the date of this proxy statement, and Ironwood undertakes no obligation to update these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development of linaclotide, apraglutide, and our other product candidates; the risk of uncertainty relating to pricing and reimbursement policies in the U.S., which, if not favorable for our products, could hinder or prevent our products’ commercial success; the risk that healthcare reform and other governmental and private payor initiatives may have an adverse effect upon or prevent our products’ or product candidates’ commercial success; the risk that apraglutide will not be approved by the FDA or other regulatory agencies; the risk that clinical programs and studies, including for linaclotide pediatric programs and apraglutide may not progress or develop as anticipated, including that studies are delayed or discontinued for any reason, such as safety, tolerability, enrollment, manufacturing, economic or other reasons; the risk that findings from our ongoing and completed nonclinical studies and clinical trials may not be replicated in later trials or further data analyses and earlier-stage clinical trials may not be predictive of the results we may obtain in later-stage clinical trials or of the likelihood of regulatory approval; the risk of competition or that new products may emerge that provide different or better alternatives for treatment of the conditions that our products are approved to treat; the risk that we are unable to successfully partner with other companies to develop and commercialize products or product candidates; the efficacy, safety and tolerability of linaclotide and our product candidates; the risk that the commercial and therapeutic opportunities for LINZESS, apraglutide or our other product candidates are not as we expect; decisions by regulatory and judicial authorities; the risk we may never get additional patent protection for linaclotide, apraglutide and other product candidates, that patents for linaclotide, apraglutide or other products may not provide adequate protection from competition, or that we are not able to successfully protect such patents; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the risk that the development of any of our linaclotide pediatric programs and/or apraglutide is not successful or that any of our product candidates does not receive regulatory approval or is not successfully commercialized; outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including abbreviated new drug application litigation; the risk that financial and operating results may differ from our projections; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues; developments in accounting guidance or practice; Ironwood’s or AbbVie’s accounting practices, including reporting and settlement practices as between Ironwood and AbbVie; the risk that our indebtedness could adversely affect our financial condition or restrict our future operations; and the risks listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent Securities and Exchange Commission filings.
Note regarding Trademarks and Our Website

In this proxy statement, references to “the company” or “Ironwood” and, except within the Audit Committee Report, references to “we”, “us” or “our” mean Ironwood Pharmaceuticals, Inc. LINZESS® and CONSTELLA® are trademarks of Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this proxy statement are the property of their respective owners. All rights reserved. The contents of our website are not incorporated into this document and you should not consider information provided on our website to be part of this document.

2026 Proxy Statement   1

Our Board Of Directors
Who Our Board Is

The following table sets forth certain information, as of April 28, 2026, with respect to each of our directors. Each director has been nominated for election at the 2026 annual meeting of stockholders to serve for a one-year term extending until the 2027 annual meeting of stockholders and his or her successor is duly elected and qualified.
Name	Age	Audit Committee	Governance and Nominating Committee	Compensation and HR Committee
Mark Currie, Ph.D.	71			✓
Alexander Denner, Ph.D.	56		C
Jon Duane	67		✓	C
Marla Kessler	56			✓
Thomas McCourt	68
Julie McHugh, Chair	61	✓	✓
Catherine Moukheibir	66	C
Jay Shepard	68	✓
“C” indicates chair of the committee.

2   Ironwood

MARK CURRIE, Ph.D. Partner, Iaso Ventures, LP Age: 71 Director since 2019 Board Committees • Compensation and HR Committee
•
Dr. Currie has been a partner of Iaso Ventures, LP, an early-stage healthcare venture capital firm, since January 2024. Dr. Currie has also served as a manager of Sandcastle Biostudio LLC, a biotechnology company focused on wellness, since July 2025. Dr. Currie was previously the chair of the scientific advisory board of Cyclerion Therapeutics, Inc., or Cyclerion, a clinical-stage biopharmaceutical company, from January 2021 to September 2023. Prior to that, Dr. Currie served as Cyclerion’s president and chief scientific officer from April 2019 to December 2020. Prior to joining Cyclerion, Dr. Currie served as senior vice president, chief scientific officer and president of research and development at Ironwood from 2002 to April 2019.

•
Prior to joining Ironwood, Dr. Currie directed cardiovascular and central nervous system disease research as vice president of discovery research at Sepracor, Inc. and initiated, built and led discovery pharmacology and also served as director of arthritis and inflammation at Monsanto Company.

•
Dr. Currie currently serves on the board of directors of Antag Therapeutics ApS and Sea Pharmaceuticals, LLC, each of which is a privately held company. Dr. Currie also chairs the scientific advisory boards of Coefficient Bio, Prudentia Sciences and Scaffold Therapeutics, Inc.

•
Dr. Currie earned a B.S. in biology from the University of South Alabama and holds a Ph.D. in cell biology from the Bowman Gray School of Medicine of Wake Forest University.

•
We believe that Dr. Currie’s vast experience leading the research and development efforts of an international biotechnology company will prove instrumental in guiding us through the research and development of novel therapies.

ALEXANDER DENNER, Ph.D. Founding Partner and Chief Investment Officer, Sarissa Capital Management LP Age: 56 Director since 2020 Board Committees • Governance and Nominating Committee, Chair
•
Dr. Denner is a founding partner and the chief investment officer of Sarissa Capital Management LP, or Sarissa, a registered investment advisor, where he has been since 2011.

•
Prior to joining Sarissa, Dr. Denner served as a senior managing director at Icahn Capital LP, an investment advisory firm, from 2006 to 2011. Prior to that, he served as a portfolio manager at Viking Global Investors, a private investment fund, and Morgan Stanley Investment Management, a global asset management firm.

•
Dr. Denner serves on the board of directors of Attralus, Inc., a privately held company. Dr. Denner has served as chair of the board of directors of The Medicines Company and Sarissa Capital Acquisition Corp., as well as a member of the board of directors of Biogen Inc.

•
Dr. Denner earned his B.S. in mechanical engineering from Massachusetts Institute of Technology, an M.S. and M.Phil. in mechanical engineering from Yale University and an interdisciplinary Ph.D. from Yale University.

•
Dr. Denner brings to the board significant experience overseeing the operations and research and development of healthcare companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad healthcare industry knowledge.

2026 Proxy Statement   3

JON DUANE Senior Partner Emeritus, McKinsey & Company Age: 67 Director since 2019 Board Committees • Governance and Nominating Committee • Compensation and HR Committee, Chair
•
Mr. Duane is senior partner emeritus at McKinsey & Company, or McKinsey, an international management consulting company. Before his retirement in December 2017, Mr. Duane had served as a partner at McKinsey since 1992.

•
At McKinsey, Mr. Duane founded and led the firm’s biotech practice. In that role, Mr. Duane advised both private and public companies in the pharmaceutical, medical device and life science industries, as well as academic research centers, on various strategic initiatives.

•
Mr. Duane serves as the executive chair on the board of directors of Nashville Biosciences, LLC and on the board of directors of Kapha Bio, each of which is a privately held company.

•
Mr. Duane graduated from Wesleyan University with a B.A. in government and received an M.B.A. from Harvard Business School.

•
Mr. Duane brings to the board of directors significant experience advising academic research centers and companies across the life science and medical device industries.

MARLA KESSLER Founder and Co-Chief Executive Officer, Acelyst Consulting, LLC Age: 56 Director since 2019 Board Committees • Compensation and HR Committee
•
Ms. Kessler is founder and Co-Chief Executive Officer at Acelyst Consulting LLC, a business consulting and service provider company, since April 2024. Prior to joining Acelyst Consulting LLC, Ms. Kessler served as chief marketing officer of Datavant, Inc., a health IT company, from October 2022 to April 2024 and as chief customer officer of Aetion, Inc., a health care technology company, from September 2021 to October 2022. Before that, Ms. Kessler served as an advisor to the chief executive officer of IQVIA Holdings Inc., or IQVIA (formerly IMS Health and Quintiles), a global analytics and technology company, from October 2020 to February 2021 and previously she had been the senior vice president for strategy, marketing and communications for IQVIA since October 2016.

•
Previously, Ms. Kessler served in various roles for IQVIA, including vice president for global services marketing and knowledge management from 2013 to 2016, regional leader of the IMS Consulting Group in Europe from 2011 to 2013, location manager for the London IMS Consulting Group from 2009 to 2011 and senior principal from 2008 to 2009.

•
Before joining IQVIA, Ms. Kessler led several marketing efforts for Pfizer Inc. from 2004 to 2007 and worked in consulting for McKinsey & Company from 1996 to 2004.

•
Ms. Kessler received a B.S. in economics from Arizona State University and an M.B.A. from the Fuqua School of Business at Duke University.

•
Ms. Kessler provides an important commercial perspective to our board of directors given her expertise in strategic marketing, evidence-based research and customer experience in the life science industry.

4   Ironwood

THOMAS McCOURT Chief Executive Officer, Ironwood Pharmaceuticals, Inc. Age: 68 Director since 2021
•
Mr. McCourt has served as our chief executive officer and member of the board of directors since June 2021 and had previously served as president and interim chief executive officer from March 2021 to June 2021 and as president from April 2019 to June 2021. Prior to April 2019, Mr. McCourt served as our senior vice president of marketing and sales and chief commercial officer since joining Ironwood in 2009.

•
Prior to joining Ironwood, Mr. McCourt led the U.S. brand team for denosumab at Amgen Inc. from 2008 to 2009. Prior to that, Mr. McCourt was with Novartis AG from 2001 to 2008, where he directed the launch and growth of ZELNORM™ for the treatment of patients with IBS-C and CIC and held a number of senior commercial roles, including vice president of strategic marketing and operations.

•
Mr. McCourt was also part of the founding team at Astra-Merck Inc., leading the development of the medical affairs and science liaison group and then serving as brand manager for PRILOSEC® and NEXIUM®.

•
Mr. McCourt serves on the board of directors and as a member of the audit and compensation committee of Pliant Therapeutics, Inc. (Nasdaq: PLRX), a public company, and on the board of trustees for the American Society of Gastrointestinal Endoscopy (ASGE). Mr. McCourt previously served on the board of directors of Acceleron Pharma Inc., including as a member of the audit committee and the chair of the nominating and governance committee.

•
Mr. McCourt received a B.S. in pharmacy from the University of Wisconsin.

•
Given his role as our chief executive officer and his previous leadership roles at the company since joining in 2009, we believe Mr. McCourt brings unique and in-depth insight into the operations and management of the company, which together with his extensive commercial experience, his deep knowledge of GI, and his experience launching and achieving blockbuster status for LINZESS, are valuable to our board of directors.

JULIE McHUGH, CHAIR Former Chief Operating Officer, Endo Health Solutions, Inc. Age: 61 Director since 2014 Board Committees • Audit Committee • Governance and Nominating Committee
•
Ms. McHugh most recently served as chief operating officer for Endo Health Solutions, Inc., or Endo, from 2010 through 2013, where she was responsible for the specialty pharmaceutical and generic drug businesses.

•
Prior to joining Endo, Ms. McHugh was the chief executive officer of Nora Therapeutics, Inc.

•
Before that she served as company group chair for the worldwide virology business unit of Johnson & Johnson, or J&J, and previously she was president of Centocor, Inc., a J&J subsidiary. While at J&J, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab) and she was responsible for oversight of a research and development portfolio including compounds targeting autoimmune diseases, HIV, hepatitis C, and tuberculosis.

•
Prior to joining Centocor, Inc., Ms. McHugh led marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc.

•
Ms. McHugh currently serves on the board of directors of Lantheus Holdings, Inc. (Nasdaq: LNTH), a public company, and Xellia Pharmaceuticals ApS, a privately held company. She also serves on the strategic advisory board for HealthCare Royalty Partners and the board of visitors for the Smeal College of Business of Pennsylvania State University. She previously served on the board of directors for Aerie Pharmaceuticals, Inc., Trevena, Inc., ViroPharma Inc., Epirus Biopharmaceuticals, Inc., Evelo Biosciences, Inc., the Biotechnology Industry Organization, the Pennsylvania Biotechnology Association and the New England Healthcare Institute.

•
Ms. McHugh received her M.B.A. degree from St. Joseph’s University and her B.S. degree from Pennsylvania State University.

•
Ms. McHugh’s experience as a chief executive officer and a chief operating officer at large multinational pharmaceutical companies makes her a valuable member of our board of directors. Her deep knowledge of Ironwood’s history and strategy and strong relationships with our senior leadership team also make her a valuable resource.

2026 Proxy Statement   5

CATHERINE MOUKHEIBIR Former Chief Executive Officer, MedDay Pharmaceuticals Age: 66 Director since 2019 Board Committees • Audit Committee, Chair
•
Ms. Moukheibir most recently served as chief executive officer of MedDay Pharmaceuticals, or MedDay, a biopharmaceutical company that focused on nervous system disorders, from 2019 to January 2021. She was also the chair of the board of directors of MedDay from 2016 to January 2021.

•
Prior to that, Ms. Moukheibir served as the senior advisor for finance and a member of the executive board of directors at Innate Pharma SA, an oncology company, from 2011 to 2016, and as the chief financial officer for Movetis N.V. from 2008 to 2010, when it was acquired.

•
Ms. Moukheibir previously served as the director of capital markets for Zeltia Group S.A. from 2001 to 2007.

•
Ms. Moukheibir currently serves on the board of directors of MoonLake Immunotherapeutics AG (Nasdaq: MLTX), a public company. Ms. Moukheibir also serves as chair of the board of directors of Synthon B.V. and serves on the board of directors of Esteve Healthcare, S.L., Noema Pharma AG and CMR Surgical, all of which are privately held companies. She held past directorships on the boards of directors of Asceneuron SA, Biotalys NV, Creabilis S.A., DNA Script SAS, GenKyoTex S.A., Kymab Group Limited, Orphazyme A/S, Oxford Biomedica plc and Zealand Pharma A/S.

•
Ms. Moukheibir has an M.A. in economics and an M.B.A. from Yale University.

•
Ms. Moukheibir’s long leadership career in the biopharmaceutical industry, as well as her deep background in international finance, provide her with valuable business and financial expertise in support of our corporate objectives.

JAY SHEPARD Venture Partner at Catalys Pacific Fund, LP Age: 68 Director since 2020 Board Committees • Audit Committee
•
Mr. Shepard has served as a venture partner at Catalys Pacific Fund, LP, a venture group focused on licensing drug programs and creating new companies in the U.S. and Japan, since March 2021. Mr. Shepard previously was president and chief executive officer of Aravive, Inc. (formerly Versartis, Inc.), a clinical-stage oncology company, from 2015 to 2020, when he retired. From 2013 to 2015, Mr. Shepard was executive chairman of Versartis, Inc.

•
From 2008 until 2015, Mr. Shepard was an executive partner at Sofinnova Ventures, a venture capital firm focused on the healthcare industry. From 2010 to 2012, Mr. Shepard served as president and chief executive officer and was a member of the board of directors of NextWave Pharmaceuticals, Inc., a specialty pediatric pharmaceutical company. From 2005 to 2007, Mr. Shepard served as interim president and chief executive officer of Relypsa (Ilypsa, Inc.’s spin-out company, which was acquired by Galencia), a pharmaceutical company. Mr. Shepard was also vice president of commercial operations at Telik and oncology business unit head of ALZA Pharmaceuticals (acquired by J&J).

•
Mr. Shepard has over 35 years of experience in the pharmaceutical, biotechnology and drug delivery arenas. Mr. Shepard has participated in or led over 16 product launches by preparing markets and establishing sales and marketing operations.

•
Mr. Shepard also currently serves on the board of directors of the following public companies: Inovio Pharmaceuticals, Inc. (Nasdaq: INO) and Esperion Therapeutics, Inc. (Nasdaq: ESPR). In addition, Mr. Shepard serves on the board of directors of Aculys Pharma, LLC and Cessation Therapeutics, Inc., each of which is a privately held company. Mr. Shepard also serves on the board of directors of the Christopher & Dana Reeve Foundation.

•
Mr. Shepard holds a B.S. in Business Administration from the University of Arizona.

•
Mr. Shepard brings deep expertise to our board of directors, as a recognized leader within the pharmaceutical industry, with over three decades of expertise as an accomplished public company CEO and senior executive.

6   Ironwood

How the Board is Selected and Evaluated

We believe that our board of directors should be comprised of individuals with sophistication and experience in many substantive areas that will help us achieve our mission of developing and commercializing life-changing therapies for people living with gastrointestinal (GI) and rare diseases.
The core criteria that we, our governance and nominating committee and our board of directors use in evaluating each nominee to our board of directors consists of the following: (a) an owner-oriented attitude and a commitment to represent the interests of our stockholders, demonstrated, in part, through ownership of our stock; (b) strong personal and professional ethics, integrity and values; (c) strong business acumen and savvy; (d) a deep, genuine passion for our business and the patients whom we serve; (e) demonstrated achievement in the nominee’s field of expertise; (f) the absence of conflicts of interest that would impair the nominee’s ability to represent the interests of our stockholders; (g) the ability to dedicate the time necessary to regularly participate in meetings of the board and committees of our board; and (h) the ability to provide sound and prudent oversight with respect to the operations and interests of the business, as a result of the nominee’s skills, professional background and expertise.
As illustrated in the matrix below, we believe our board of director nominees possess the professional and personal qualifications and necessary expertise both within and outside of the healthcare industry to maintain a diverse and experienced board of directors that can effectively represent stockholders.
	Broader Business					Healthcare Industry
Ironwood Board of Directors	Capital Allocation / Finance / Accounting	Strategic Transactions	Risk Management	Human Capital	Public Company Board	Senior Leadership (small biotech)	Senior Leadership (large pharma)	Customer / Market Insights (patient, payer, physician)
Mark Currie, Ph.D.	✓	✓	✓	✓		✓	✓	✓
Alexander Denner, Ph.D.	✓	✓	✓		✓
Jon Duane	✓	✓	✓					✓
Marla Kessler		✓	✓	✓			✓	✓
Thomas McCourt		✓	✓		✓	✓	✓	✓
Julie McHugh	✓	✓		✓	✓	✓	✓	✓
Catherine Moukheibir	✓	✓	✓	✓	✓	✓
Jay Shepard	✓	✓		✓	✓	✓

2026 Proxy Statement   7

Director Succession Planning
We periodically refresh our board of directors and regularly assess our board succession plans. As of April 28, 2026, the average age of our independent directors was 64 years, and the average tenure of our independent directors was approximately 7.3 years.
Annual Evaluations
Our directors conduct annual evaluations to assess the performance and effectiveness of the board of directors and each committee in which they are a member, as well as to provide an opportunity for each director to provide an evaluation of the other directors. For 2025, directors completed written questionnaires, which solicited open- ended and candid feedback on an anonymous basis. In addition to the director evaluations, we also solicit annual feedback from senior management concerning the board’s performance on an anonymous basis. After the collective board and committee evaluations and comments (including those from senior management) were compiled, the chair of the governance and nominating committee then presented a summary of the collective board and committee evaluations and comments (including those from senior management) to the governance and nominating committee and full board of directors.
Director Nomination Process
Our governance and nominating committee identifies potential director candidates through referrals and recommendations, including from incumbent directors, management and stockholders, as well as through business and other organizational networks and relationships. We and our board of directors retain executive search firms and other third parties from time to time to assist in finding suitable candidates.
Stockholders who wish to recommend candidates may contact the governance and nominating committee in the manner described in Stockholder Communications, Proposals and Nominations for Directorships — Communications. Stockholder recommended candidates whose recommendations comply with these procedures will be evaluated by the governance and nominating committee in the same manner as candidates identified by the governance and nominating committee.

8   Ironwood

How We are Organized and Governed

Corporate Governance Highlights
Number of Independent Directors/Total Number of Directors	7/8
All Board Committees Comprised Solely of Independent Directors	✓
Separate Independent Chair and Chief Executive Officer Positions	✓
Regular Executive Sessions of Independent Directors	✓
Annual Board and Committee Assessments	✓
Annual Election of All Directors	✓
Annual Advisory Stockholder Vote on Executive Compensation	✓
Stock Ownership Guidelines for Directors and Executive Officers	✓
Comprehensive Code of Business Conduct and Ethics	✓
Corporate Governance Guidelines	✓
Prohibition of Hedging and Pledging by Executive Officers and Directors	✓
Anti-Overboarding Policy Limiting the Number of Other Public Company Boards on which our Directors May Serve	✓
Clawback Policy	✓
Insider Trading Prevention Policy	✓
Board Size and Terms
Our Eleventh Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, states that our board of directors shall consist of between one and 15 members, and the precise number of directors shall be fixed by a resolution of our board of directors. Our board of directors currently consists of eight members.
Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.
All of our directors are elected on an annual basis and can be removed with or without cause by our stockholders.
We separate the roles of chair of the board of directors and chief executive officer and rotate the chair approximately every five years, unless the governance and nominating committee recommends otherwise. Our board of directors believes that this structure enhances the board of directors’ oversight of, and independence from, management, and enables the board of directors to carry out its responsibilities on behalf of our stockholders. This leadership structure also allows our chief executive officer to focus his or her time and energy on operating and managing the company, while leveraging the experience and perspective of Ms. McHugh, the current chair of our board of directors. The governance and nominating committee has determined that Ms. McHugh should continue to serve as chair of our board of directors.
Director Independence
Under Nasdaq Rule 5605, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance and nominating committees be independent, and that audit and compensation

2026 Proxy Statement   9

committee members satisfy the additional independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Nasdaq Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors determined that none of Messrs. Duane and Shepard, Mses. Kessler, McHugh and Moukheibir, and Drs. Currie and Denner, representing seven of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq Rule 5605(a)(2). Mr. McCourt, our chief executive officer, was not determined to be independent due to his employment with the company. Our board of directors also previously determined that Andrew Dreyfus, a former director who resigned from our board of directors in November 2025, was “independent” as that term is defined under Nasdaq Rule 5605(a)(2). Our board of directors also determined that each of the current members of our audit committee, our governance and nominating committee, and our compensation and HR committee satisfies the independence standards for such committee established by Rule 10A-3 and 10C-1 under the Exchange Act, the SEC rules and the Nasdaq rules, as applicable. In making such determinations, our board of directors considered the information requested from and provided by each director concerning the director’s background, employment and affiliations, including family relationships, the relationships that each such non-employee director has with Ironwood and all other facts and circumstances the board of directors deemed relevant in assessing independence.
Risk Oversight
Our board of directors retains ultimate responsibility for risk oversight and our management team retains responsibility for risk management. In carrying out its risk oversight responsibilities, our board of directors reviews the long- and short-term internal and external risks facing the company through its participation in long-range strategic planning, and the annual review and evaluation of corporate risks that the audit committee reports. Our board of directors also believes that separating the roles of chair of the board of directors and chief executive officer enhances the board of directors’ ability to oversee risk in an objective manner.
We have implemented and continue to refine a formalized enterprise risk management process. On an ongoing basis, we identify key risks, assess their potential impact and likelihood, and, where appropriate, implement operational measures and controls or purchase insurance coverage in order to help ensure adequate risk mitigation.
On a quarterly basis, key risks, status of mitigation activities and potential new or emerging risks are reported to and discussed with senior management and further addressed with our audit committee and board of directors, as necessary. On at least an annual basis, a long-term comprehensive enterprise risk management update is provided to our board of directors. The long-term goal of our enterprise risk management process is to ingrain a culture of risk awareness and mitigation throughout the organization that can be applied to our current business activities as well as our assessment and pursuit of future business opportunities.
As set forth in its charter, our audit committee discusses with management any significant risks or exposures facing Ironwood, evaluates the steps management has taken or proposes to take to mitigate such risks and reviews our compliance with such mitigation plans. As part of fulfilling these responsibilities, the audit committee meets regularly with KPMG LLP, our independent registered public accounting firm, and members of our management, including our chief executive officer and chief financial officer. Additionally, our audit committee oversees our cybersecurity risk and receives regular reports, with a minimum frequency of once per year, from our chief accounting officer on various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends and other areas of importance. Our audit committee also discusses with KPMG LLP any significant risks or exposures facing the company to the extent that such risks or exposures relate to accounting and financial reporting and reviews related mitigation plans with KPMG LLP. In addition, our audit committee reviews the risk factors as presented in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, as applicable, that we file with the SEC.
As part of our board of directors’ risk oversight role, our compensation and HR committee reviews and evaluates the risks associated with our compensation programs and succession plans. The compensation and HR committee also is

10   Ironwood

responsible under its charter for approving the compensation of all of our executive officers (other than our chief executive officer), recommending chief executive officer compensation to our board of directors for approval and overseeing the maintenance and presentation to our board of directors of succession plans for members of our senior management. Likewise, our governance and nominating committee is responsible for evaluating the performance, operations and composition of our board of directors and the sufficiency of our corporate governance guidelines, either of which may impact our risk profile from a governance perspective.
In performing their risk oversight functions, each committee of our board of directors has full access to management, as well as the ability to engage outside advisors.
Insider Trading Prevention Policy; Hedging and Pledging Policy
We have adopted an insider trading prevention policy governing the purchase, sale and other dispositions of our securities that applies to each of our directors, officers, employees, consultants and their immediate family members. We believe the insider trading prevention policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our insider trading prevention policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. It is also our policy that we do not engage in transactions in Company securities while in possession of material nonpublic information concerning the Company or our securities.
As part of our insider trading prevention policy, our directors and executive officers are prohibited from engaging in any hedging or monetization transactions of our company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading prevention policy generally prohibits our directors and executive officers from holding company securities in a margin account or pledging company securities as collateral for a loan.
Corporate Governance Guidelines
We have adopted corporate governance guidelines which are accessible through the Investors & Media section of our website at www.ironwoodpharma.com, under the heading Corporate Governance — Governance Documents, and which are available in print to any stockholder who requests them from our secretary. Our board of directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on these guidelines to provide that framework. The guidelines help to ensure that our board of directors is independent from management, that our board of directors adequately performs its oversight functions and that the interests of our board of directors and management align with the interests of our stockholders. Among other things, our corporate governance guidelines limit the number of other public company boards on which our directors may serve. Accordingly, our directors should not serve on more than four public company boards of directors, including Ironwood. In addition, our directors who hold the position of chief executive officer of a public company should not serve on more than three public company boards of directors, including Ironwood and the board of his or her own company. Our governance and nominating committee conducts an annual review of director commitment levels, and affirms that as of March 31, 2026, all directors were in compliance with our corporate governance guidelines.
Culture and Development
Fostering a welcoming and inclusive culture is essential to attracting, motivating and retaining the talent necessary to deliver on our corporate mission. To establish and maintain this culture, we have a simple vision in mind: to make Ironwood an environment rooted in valuing each employee for who they are.
We are focused on fostering an environment where employees feel included and empowered. This approach includes initiatives such as learning and development opportunities, strengthened talent acquisition strategies and the support of programs in our local communities. We are also proud to have several strong employee resource groups.
Board Meetings
Our board of directors held eighteen meetings during 2025. As stated in our corporate governance guidelines, we expect our directors to rigorously prepare for, attend and participate in all board and applicable committee meetings.

2026 Proxy Statement   11

Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. We also expect that all of our directors will attend our annual meeting of stockholders unless a director will not be continuing to serve on the board following such annual meeting. In 2025, each incumbent director attended at least 75% of all meetings of the board of directors and all committees of the board of directors on which he or she served that were held during the period that such director was a member of the board of directors or the applicable committee. Eight of our nine then-serving directors attended our 2025 annual meeting of stockholders.
Committees
Our board of directors has established three standing committees: an audit committee, a governance and nominating committee and a compensation and HR committee. Each of the audit committee, the governance and nominating committee and the compensation and HR committee operates under a charter approved by our board of directors. Copies of each charter are accessible through the Investors & Media section of our website at www.ironwoodpharma.com, under the heading Corporate Governance — Governance Documents, and are available in print to any stockholder who requests them from our secretary. The chair of each of our committees is expected to rotate approximately every three to five years, unless the governance and nominating committee recommends otherwise.
Audit Committee
We have a separately designated standing audit committee established by our board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The members of our audit committee are Mses. Moukheibir and McHugh and Mr. Shepard.
Ms. Moukheibir chairs the audit committee, and our board of directors has determined that Ms. Moukheibir is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K. Our audit committee met five times during 2025. Our audit committee assists our board of directors in its oversight of significant risks facing Ironwood, the integrity of our financial statements and our independent registered public accounting firm’s qualifications, independence and performance.
Our audit committee’s responsibilities include:
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and related disclosures;

•
reviewing and discussing with management and our independent registered public accounting firm and, as needed, internal auditors or any relevant third party, the quality and adequacy of our internal controls and internal auditing procedures, including any material weaknesses or significant deficiencies;

•
discussing our accounting policies and all material correcting adjustments with our management and our independent registered public accounting firm;

•
discussing with our management any significant risks or exposures facing the company and the related mitigation plans, and discussing with our independent registered public accounting firm any significant risks or exposures facing the company to the extent that such risks or exposures relate to accounting and financial reporting and related mitigation plans;

•
monitoring our internal control over financial reporting and disclosure controls and procedures;

•
reviewing and assessing the adequacy of the company’s information technology systems, processes, controls and data and periodically (but no less than annually), reviewing and assessing with management and internal auditors the company’s assessment of risks from cybersecurity threats, the adequacy of the information security program for the company’s information technology systems, processes and data;

•
working with management to formulate a mitigation plan and reviewing the company’s compliance, as well as ensuring compliance with any external regulatory or disclosure requirements, with such mitigation plan in the event of a significant cybersecurity incident or breach affecting the information technology systems of the company or the company’s data;

12   Ironwood

•
appointing, retaining, evaluating, overseeing, and approving the compensation for and, when necessary, terminating our independent registered public accounting firm;

•
approving all audit services and all permitted non-audit, tax and other services to be performed by our independent registered public accounting firm, in each case, in accordance with the audit committee’s pre-approval policy;

•
discussing with the independent registered public accounting firm its independence and ensuring that it receives the written disclosures regarding these communications required by the Public Company Accounting Oversight Board, or PCAOB;

•
reviewing with the independent registered public accounting firm, to the extent applicable, any matter arising from the audit of the financial statements that was communicated or required to be communicated that both relates to accounts or disclosures that are material to the financial statements and involves especially challenging, subjective or complex auditor judgment;

•
reviewing and approving all transactions or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers;

•
recommending whether the audited financial statements should be included in our annual report and preparing the audit committee report required by SEC rules;

•
reviewing with our independent registered public accounting firm all material communications between our management and our independent registered public accounting firm;

•
reviewing, updating and recommending to our board of directors approval of our code of business conduct and ethics; and

•
establishing procedures for the receipt, retention, investigation and treatment of accounting related complaints and concerns.

2026 Proxy Statement   13

Audit Committee Report
In the course of our oversight of the company’s financial reporting process, we have (i) reviewed and discussed with management the company’s audited financial statements for the fiscal year ended December 31, 2025, (ii) discussed with KPMG LLP, the company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (iii) received the written disclosures and the letter from KPMG LLP, the company’s independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with us concerning independence, discussed with the independent registered public accounting firm its independence, and considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.
Based on the foregoing review and discussions, we recommended to the board of directors of the company that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
By the Audit Committee,
Catherine Moukheibir, Chair Julie McHugh Jay Shepard

14   Ironwood

Governance and Nominating Committee
The members of our governance and nominating committee are Dr. Denner, Mr. Duane and Ms. McHugh. Dr. Denner chairs the governance and nominating committee. Our governance and nominating committee met two times during 2025.
Our governance and nominating committee’s responsibilities include:
•
assisting our board of directors in identifying and recruiting individuals qualified to become members of our board of directors;

•
recommending to our board of directors the persons to be nominated for election as directors;

•
recommending to our board of directors qualified individuals to serve as committee members;

•
performing an annual evaluation of our board of directors and each committee of the board of directors;

•
evaluating the need and, if necessary, creating a plan for the continuing education of our directors;

•
assessing and reviewing our corporate governance guidelines and recommending any changes to our board of directors;

•
considering any potential conflicts of interest of members of our board of directors;

•
considering our policies with respect to their impact on significant issues of corporate social responsibility; and

•
evaluating and approving any requests from our executives to serve on the board of directors of another for-profit company.

Compensation and HR Committee
The members of our compensation and HR committee are Dr. Currie, Mr. Duane and Ms. Kessler. Mr. Duane chairs our compensation and HR committee. During 2025, Mr. Dreyfus served as the chair of our compensation and HR committee until his resignation in November 2025. Our compensation and HR committee met five times during 2025. Our compensation and HR committee assists our board of directors in fulfilling its responsibilities relating to the compensation of our board of directors and our executive officers, and oversees matters related to human capital management, including workplace environment and culture and talent development and retention.
Our compensation and HR committee’s responsibilities include:
•
evaluating the performance of our chief executive officer and other executive officers in light of pre-determined corporate goals and objectives relevant to the chief executive officer’s or such executive officer’s compensation;

•
reviewing and recommending to the board our chief executive officer’s compensation including salary, bonus and incentive compensation, deferred compensation, perquisites, equity compensation, benefits provided upon retirement, severance or other termination of employment, and any other forms of executive compensation;

•
reviewing and approving executive officer compensation (other than for the chief executive officer), including salary, bonus and incentive compensation, deferred compensation, perquisites, equity compensation, benefits provided upon retirement, severance or other termination of employment, and any other forms of executive compensation;

•
reviewing and approving our peer companies to evaluate our compensation competitiveness and mix of compensation elements;

•
overseeing and administering our incentive compensation plans and equity-based plans and recommending the adoption of new incentive compensation plans and equity-based plans to our board of directors;

•
reviewing, accessing and making recommendations to our board of directors with respect to director compensation and the stock ownership guidelines applicable to non-employee directors;

2026 Proxy Statement   15

•
reviewing, approving and overseeing the stock ownership guidelines applicable to executive officers;

•
reviewing and discussing with management the compensation discussion and analysis required to be included in our filings with the SEC and recommending whether the compensation discussion and analysis should be included in such filings;

•
preparing the compensation and HR committee report required by the SEC;

•
making recommendations to our board of directors with respect to management succession planning, including planning with respect to our chief executive officer;

•
overseeing compliance with applicable laws and regulations affecting employee compensation and benefits, including regarding stockholder approval of certain executive compensation matters;

•
overseeing, reviewing and recommending to the board of directors for approval of any “clawback” or recoupment policy of the company for recovering incentive-based compensation and monitoring compliance therewith, including our Policy for Recoupment of Incentive Compensation;

•
reviewing the risks associated with our compensation policies and practices; and

•
overseeing the company’s strategies and policies related to human capital management, including with respect to matters such as workplace environment and culture, and talent development and retention.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation and HR committee is or has at any time during the past fiscal year been an officer or employee of Ironwood. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation and HR committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation and HR committee. None of the members of our compensation and HR committee had any relationship with us that requires disclosure under any paragraph of Item 404 of Regulation S-K under the Exchange Act.
How Our Board is Paid

Under our second amended and restated 2019 non-employee director compensation policy, effective January 1, 2024, or the Director Compensation Policy, the majority of the compensation that our non-employee directors receive for service on our board of directors is paid in the form of restricted shares of our Class A common stock. Vesting of these shares of restricted stock is contingent on each non-employee director continuing to serve as a member of the board of directors on the last day of each applicable vesting period. If a director ceases serving as a member of our board of directors at any time during the vesting period of a restricted stock award, or RSA, unvested shares will be forfeited on the date of such director’s termination of service. Shares of restricted stock granted to directors under our Director Compensation Policy are granted under our Amended and Restated 2019 Equity Incentive Plan, or our A&R 2019 Plan. Under our A&R 2019 Plan, the aggregate value of all compensation paid or granted to any non-employee director for his or her service as a director in any calendar year may not exceed $600,000.
Under our Director Compensation Policy, at each annual meeting of stockholders, our non-employee directors are granted restricted shares of our Class A common stock, with the number of shares subject to the award equal to $250,000 divided by the average closing price of our Class A common stock on the Nasdaq Global Select Market (or the stock exchange on which our stock is being actively traded) for the six months preceding the month in which the award is granted, rounded down to the nearest whole share. Such restricted shares vest in full on the date immediately preceding the date of the next annual meeting of stockholders. For the 2025 annual director RSA, our board of directors determined to impose a one-time discretionary cap of 45,000 restricted shares of our Class A common stock.
Each non-employee director who is first elected to our board of directors will, upon his or her initial election, be granted restricted shares of our Class A common stock, with the number of shares subject to the award equal to $250,000 divided by the average closing price of our Class A common stock on the Nasdaq Global Select Market (or

16   Ironwood

the stock exchange on which our stock is being actively traded) for the six months preceding the month in which the award is granted, rounded down to the nearest whole share. Such restricted shares vest in three equal installments on the first three anniversaries of the grant date. In addition, under our Director Compensation Policy, if a non-employee director is elected other than at an annual meeting of our stockholders, then upon his or her initial election to our board of directors, such director will be granted the number of restricted shares of our Class A common stock granted to non-employee directors at the most recent annual meeting of our stockholders, prorated based on the number of days between the last annual meeting of our stockholders and the date on which the non-employee director began service with us. Such restricted shares will vest in full on the date immediately preceding the date of the next annual meeting of stockholders.
In addition to equity grants, each non-employee director receives an annual retainer under our Director Compensation Policy for his or her service on our board of directors, as well as additional fees for board chair, committee or committee chair service as follows:
Fees
Annual retainer for members of the board of directors	$50,000 ($85,000 for the chair)
Additional annual retainer for members of the audit committee	$11,000 ($25,000 for the chair)
Additional annual retainer for members of the compensation and HR committee	$10,000 ($20,000 for the chair)
Additional annual retainer for members of the governance and nominating committee	$5,000 ($10,000 for the chair)
All cash fees are payable quarterly in arrears and will be prorated for any quarter of partial service. Each non-employee director may elect, prior to January 1 of the year with respect to which such election will be effective, to receive fully vested shares of our Class A common stock at no cost in lieu of his or her annual cash retainer and any additional cash retainers for board chair, committee or committee chair service set forth above. The number of shares of our Class A common stock issued is determined by dividing the applicable cash retainer(s) the director would be eligible to receive by the closing price of our Class A common stock on the Nasdaq Global Select Market (or the stock exchange on which our stock is being actively traded) on the date the cash fees would otherwise be paid, rounded down to the nearest whole share. Further, non-employee directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and its committees.

2026 Proxy Statement   17

Director Compensation Table
The following table sets forth information regarding the compensation earned during the year ended December 31, 2025, by each of our directors who served in 2025, other than Mr. McCourt, who does not receive compensation for his service on our board of directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Mark Currie, Ph.D.	$60,000	$35,960	—	$95,960
Alexander Denner, Ph.D.	$59,984(2)	$35,960	—	$95,944
Andrew Dreyfus*	$70,000	$35,960	—	$105,960
Jon Duane	$65,000	$35,960	—	$100,960
Marla Kessler	$60,000	$35,960	—	$95,960
Julie McHugh	$101,000	$35,960	—	$136,960
Catherine Moukheibir	$75,000	$35,960	—	$110,960
Jay Shepard	$61,000	$35,960	—	$96,960

*
Mr. Dreyfus resigned from the board of directors effective November 1, 2025.

(1)
On June 10, 2025, each non-employee member of our board of directors received a restricted stock grant in the amount of 45,000 shares of our Class A common stock, which shares will vest in full on the date immediately preceding the date of our 2026 annual meeting of stockholders, subject to continued service on our board as of the vesting date. Typically, the number of shares subject to the annual restricted stock grant is determined by dividing (i) $250,000 by (ii) the average closing price of our Class A common stock on the Nasdaq Global Select Market for the six months preceding the month of the upcoming annual meeting of stockholders pursuant to the terms of our Director Compensation Policy and our A&R 2019 Plan. However, the board of directors determined to impose a one-time discretionary cap of 45,000 restricted shares of our Class A common stock for the 2025 annual director restricted stock award. Each such award of restricted stock had a grant date fair value of $0.80 per share and was granted pursuant to the terms of our Director Compensation Policy and our A&R 2019 Plan. As of December 31, 2025, each non-employee director then-serving held 45,000 unvested shares of Class A common stock as a result of this grant and held no other unvested equity awards.

Amounts in the table represent the fair value of these restricted stock grants on the date of grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or ASC 718. For a discussion of the assumptions used in the valuation of awards made in 2025, see Note 12 to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K that we filed with the SEC on February 26, 2026. All values reported exclude the effects of potential forfeitures.
(2)
Dr. Denner elected to receive this annual retainer in vested shares of our Class A common stock, in lieu of a cash retainer. Dr. Denner received a total of 50,505 shares of our Class A common stock for such service in 2025.

Director Stock Ownership Guidelines
We have instituted stock ownership guidelines as part of our Director Compensation Policy that provide that each non-employee director must accumulate and continuously hold shares of our Class A common stock with a value equal to or greater than three times the amount of the then-current annual retainer paid to the non-employee director for service on our board of directors (excluding any additional board chair, committee, or committee chair retainers). Non-employee directors were required to achieve this level of ownership by the later of (a) May 30, 2021 (the date which was two years from the date of our 2019 annual meeting of stockholders) and (b) two years from the date the individual became a non-employee director, or the Ownership Date.
Compliance with the stock ownership requirements is measured on the date of the annual meeting of stockholders based on the annual retainer then in effect. Following the Ownership Date, until a non-employee director holds the required ownership level (or if such director does not hold the number of shares of our Class A common stock to meet the stock ownership requirements at any time thereafter), such director will be required to retain 100% of any shares of our Class A common stock held or received upon the vesting or settlement of equity awards or the exercise of stock options, in each case, net of shares sold to cover applicable taxes and the payment of any exercise or purchase price (if applicable). Further, following the Ownership Date, to the extent a non-employee director does not hold the number

18   Ironwood

of shares of our Class A common stock that meets this threshold, such director will be automatically deemed to have elected to receive any cash retainer for service on our board of directors or a committee thereof in the form of shares of our Class A common stock in an amount that satisfies the threshold shortfall. As of March 31, 2026, each of our non-employee directors was in compliance with our stock ownership guidelines.
We believe our stock ownership guidelines ensure that the interests of our directors, each of whom has equity in the business, are aligned with those of our stockholders and further focus our directors on maximizing long-term value.

2026 Proxy Statement   19

Proposal No. 1
Election
of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS UP FOR ELECTION

Proposal No. 1

Our board of directors has nominated all of our eight current directors — Drs. Currie and Denner, Messrs. Duane, McCourt and Shepard and Mses. Kessler, McHugh and Moukheibir — for election at the 2026 annual meeting of stockholders. Each of Drs. Currie and Denner, Messrs. Duane, McCourt and Shepard and Mses. Kessler, McHugh and Moukheibir has indicated his or her willingness to serve if elected and has consented to be named in the proxy statement. Should any nominee become unavailable for election at the annual meeting, the persons named on the enclosed proxy card as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our board of directors.
Vote Required
The election of the board of director nominees will be determined by a plurality of the votes cast, meaning that board of director nominees with the greatest number of votes cast for election, even if less than a majority, will be elected as directors to serve for one year and until his or her successor is duly elected and qualified or until their death, resignation or removal. Votes withheld and broker non-votes will not affect the outcome of this proposal.

2026 Proxy Statement   21

Our Executives
Who Our Executive Officers Are

The following table sets forth certain information, as of April 28, 2026, with respect to each of our executive officers, other than Mr. McCourt, whose biographical information is included elsewhere in this proxy statement under the caption Our Board of Directors:
Name	Age	Position(s)
Tammi Gaskins	53	Senior Vice President, Chief Commercial Officer
Gregory Martini	38	Senior Vice President, Chief Financial Officer
John Minardo	51	Senior Vice President, Chief Legal Officer and Secretary
Michael Shetzline, M.D., Ph.D.	67	Senior Vice President, Chief Medical Officer and Head of Research and Drug Development

TAMMI GASKINS Senior Vice President, Chief Commercial Officer of Ironwood Pharmaceuticals, Inc. Age: 53 Joined Ironwood 2020
•
Ms. Gaskins has served as our chief commercial officer since January 2025. Previously, Ms. Gaskins served as vice president, brand management, since July 2021 and as senior director, marketing, since July 2020. Prior to joining Ironwood, Ms. Gaskins spent 20 years at AstraZeneca, a biopharmaceutical company, most recently serving as executive director of the U.S. diabetes franchise. Ms. Gaskins held positions of increasing seniority within the company’s specialty and primary care brands and spent time in Dubai as commercial director for the Middle East area.

•
Ms. Gaskins holds a B.A. in international studies from Trinity College and a Master’s in Public Administration from the University of Delaware.

GREGORY MARTINI Senior Vice President, Chief Financial Officer of Ironwood Pharmaceuticals, Inc. Age: 38 Joined Ironwood 2017
•
Mr. Martini has served as our chief financial officer since January 2025. He previously served as vice president, strategic finance and investor relations since March 2022 and senior director, financial planning and analysis from August 2020 to March 2022. Prior thereto, Mr. Martini served in various financial planning and analysis roles of increasing responsibility enterprise-wide at Ironwood, supporting the commercial, research and development, and general and administrative functions.

•
Before joining Ironwood in 2017, Mr. Martini served in various financial and corporate development roles at Thermo Fisher Scientific, Ernst & Young LLP and RTX Corporation.

•
Mr. Martini holds a B.S. in finance from Bentley University.

22   Ironwood

JOHN MINARDO Senior Vice President, Chief Legal Officer and Secretary of Ironwood Pharmaceuticals, Inc. Age: 51 Joined Ironwood 2021
•
Mr. Minardo has served as our chief legal officer and secretary since August 2021.

•
Prior to joining Ironwood, Mr. Minardo was with Seqirus, a pharmaceutical company, where he was vice president, general counsel and a member of the Seqirus executive leadership team, leading a global legal team overseeing activities including business transactions, regulatory matters, corporate governance, compliance and intellectual property from 2015 to 2021. Prior to Seqirus, Mr. Minardo was with Novartis in increasing roles of responsibility from 2007 to 2015, ultimately serving as vice president, general counsel and chief compliance officer at Novartis Influenza Vaccines. Mr. Minardo started his legal career as a litigator at Kaye Scholer LLP.

•
Mr. Minardo holds a B.A. from Boston College and a J.D. from Brooklyn Law School.

MICHAEL SHETZLINE, M.D., Ph.D. Senior Vice President, Chief Medical Officer and Head of Research and Drug Development of Ironwood Pharmaceuticals, Inc. Age: 67 Joined Ironwood 2019
•
Dr. Shetzline has served as our chief medical officer, and head of research and drug development since October 2021 and had served as chief medical officer, and head of drug development from January 2019 to October 2021. Dr. Shetzline is a gastroenterologist and internist, with more than 30 years of experience in the biopharmaceutical industry and academia.

•
Before joining Ironwood, Dr. Shetzline was vice president and head of gastroenterology clinical sciences at Takeda Pharmaceuticals International Co., or Takeda, a global pharmaceutical company, where he led global clinical development for all GI assets from 2015 to 2019.

•
Prior to Dr. Shetzline’s role at Takeda, Dr. Shetzline served as vice president and global head of gastroenterology at Ferring International Pharmascience Center U.S., Inc., or Ferring, from 2012 to 2015, during which he led Ferring’s clinical development programs in gastroenterology. Before that, Dr. Shetzline was vice president and global program head crossing multiple therapeutic areas and head of translational medicine GI discovery at Novartis Pharmaceuticals AG from 2002 to 2012.

•
Dr. Shetzline also served as gastroenterology program director and assistant professor of medicine at Duke University Medical Center from 1997 to 2002. Dr. Shetzline has published over 40 full papers and book chapters and acted as a reviewer for a range of medicine journals.

•
Dr. Shetzline is on the board of directors of PharmaIN Corporation, a private company.

•
Dr. Shetzline earned his M.D. and Ph.D. in physiology and medicine from Ohio State University. Dr. Shetzline completed his internal medicine residency and fellowship in gastroenterology and served on the faculty as a National Institutes of Health-supported physician scientist at Duke University Medical Center.

•
Dr. Shetzline is a Fellow of the American College of Physicians, the American College of Gastroenterology, and the American Gastroenterological Association and is certified by the American Board of Internal Medicine.

2026 Proxy Statement   23

Executive Compensation
Named Executive Officers

Named Executive Officers for 2025
As a “smaller reporting company,” under Item 10 of Regulation S-K promulgated under the Exchange Act, we have opted to comply with the scaled executive compensation disclosure rules applicable to smaller reporting companies, which require compensation disclosure for our principal executive officer during 2025 and each of our two other most highly compensated executive officers during 2025, or our named executive officers. Our named executive officers for 2025 were:
•
Thomas McCourt, chief executive officer(1);

•
Gregory Martini, senior vice president, chief financial officer(1); and

•
Tammi Gaskins, senior vice president, chief commercial officer(2).

Compensation Decisions for 2025

Named Executive Officer Compensation Program
As in prior years, the three primary elements of our executive compensation program for 2025 were base salary, cash bonus and long-term equity incentive compensation.
2025 Base Salary
Base salaries are determined at an executive’s commencement of employment and are generally re-evaluated annually and adjusted, if warranted, to realign salaries with market levels or in connection with promotions or other changes in role and to reflect the performance of the named executive officer. In determining whether to adjust or recommend an adjustment to a named executive officer’s base salary, our compensation and HR committee takes into consideration factors such as our corporate performance in prior years, general economic factors and compensation parity among our named executive officers, as well as the abilities, performance and experience of the named executive officer. Our compensation and HR committee also reviews our named executive officers’ past compensation at the company and market data. In addition, our compensation and HR committee recommends, and our board approves, compensation determinations for our chief executive officer.
In February 2025, our compensation and HR committee recommended and in March 2025, the independent directors of our board of directors determined that, although Mr. McCourt exceeded substantially all of his respective individual goals for 2024, his existing base salary should not be increased, as it remained well-aligned with market data and the competitive assessment conducted by Alpine Rewards LLC, or Alpine, the compensation and HR committee’s independent compensation consultant.

(1)
Effective December 18, 2024, Sravan Emany resigned from his position as our senior vice president, chief operating officer and chief financial officer. Upon Mr. Emany’s resignation, Mr. McCourt, our chief executive officer, was designated by our board of directors as our principal financial officer until January 27, 2025, when Mr. Martini was appointed as our senior vice president, chief financial officer and principal financial officer.

(2)
In January 2025, Ms. Gaskins was promoted to senior vice president, chief commercial officer, and effective March 11, 2025, she was designated, by our board of directors, as an “executive officer” for purposes of Rule 3b-7 of the Exchange Act.

24   Ironwood

In January 2025, Mr. Martini and Ms. Gaskins were appointed as senior vice president, chief financial officer and senior vice president, chief commercial officer, respectively. The compensation and HR committee approved, with respect to Mr. Martini, and reviewed, with respect to Ms. Gaskins, an annualized base salary of $485,000 for each individual for 2025. In approving or reviewing Mr. Martini and Ms. Gaskins’ respective base salaries, our compensation and HR committee considered a number of factors, including each of Mr. Martini’s and Ms. Gaskins’ backgrounds, the compensation paid to executives in similar positions at our peer group companies and other benchmark data, and executive compensation parity within Ironwood, as well as input from Alpine. In February 2025, the compensation and HR committee recommended that Mr. Martini’s 2025 base salary remains the same due to his recent promotion. In April 2025, following Ms. Gaskins’ designation as an “executive officer” for purposes of Rule 3b-7 of the Exchange Act by our board of directors, our compensation and HR committee ratified Ms. Gaskins’ 2025 base salary. A comparison of base salary information for 2024 and 2025 is set forth below:
Named Executive Officer	2024 Base Salary		2025 Base Salary	Increase ($)	Increase (%)
Thomas McCourt		$867,568	$867,568	$0	0%
Gregory Martini	$	—(1)	$485,000	$—	—%
Tammi Gaskins	$	—(1)	$485,000	$—	—%

(1)
2024 Base Salary is not applicable for each of Mr. Martini and Ms. Gaskins as they were not executive officers in 2024.

Annual Cash Incentive Program for 2025 Performance
Our annual cash incentive program, or ACIP or cash bonus award, is designed to reward the achievement of our annual corporate goals and individual goals. The program is also intended to foster and support our performance-driven culture by setting clear, high-value goals, rewarding outstanding performers and making sure our employees know clearly that we value their contributions. Each target bonus award, expressed as a percentage of an executive’s base salary, is determined annually and is based on the extent to which we achieved our corporate goals for the preceding year, the executive’s individual performance in that year against his or her individual goals as well as peer group and other market data. Target bonus percentages for 2025 for each of our named executive officers were as follows:
Named Executive Officer	2025 Target Bonus (as a % of base salary)
Thomas McCourt	75%
Gregory Martini	45%
Tammi Gaskins	45%
We believe that these target bonus percentages align the target total cash compensation, as defined below, of our named executive officers with that of our peers, place appropriate emphasis on the achievement of our annual performance objectives and facilitate recruiting, retaining, and motivating our executive officers.
For each of our named executive officers, other than our chief executive officer, 70% of each 2025 cash bonus award was based solely on the achievement of our corporate goals and 30% was based on the named executive officer’s achievement of his or her individual goals as described above and our corporate goals. In recommending for approval by the board the amount of Mr. McCourt’s 2025 cash bonus, our compensation and HR committee determined to set Mr. McCourt’s individual performance in 2025 to be equal to the company’s performance factor of 100%. The board reviewed and followed this recommendation in approving Mr. McCourt’s cash bonus award for 2025 performance.
The following table summarizes the calculation of our named executive officers’ cash bonus awards, other than for our chief executive officer. Mr. McCourt’s 2025 cash bonus was calculated by multiplying his target bonus percentage (75%) by the corporate performance factor, as noted above.

2026 Proxy Statement   25

Component Calculation
Company Performance Only Component (Weighted 70%)	70% Weighting	×	Target Bonus	×	Corporate Performance Achievement Multiplier			=	Company Performance Only Component Payout
+
Company and Individual Performance Component (Weighted 30%)	30% Weighting	×	Target Bonus	×	Corporate Performance Achievement Multiplier	×	Individual Performance Achievement Multiplier	=	Company and Individual Performance Component Payout
Total Annual Bonus Payout

This approach was intended to closely align cash bonus award payouts with the achievement of our corporate goals, while taking into account individual performance (or, in the case of Mr. McCourt, equating company performance with individual performance) and making bonus determinations in a transparent way. As described above, the company performance achievement multiplier for executive officers for 2025 was 100%. In February 2026, our compensation and HR committee, determined that each of our named executive officers (other than Mr. McCourt, whose annual cash bonus payout is fully based on company performance) exceeded pre-established individual goals for 2025, resulting in the following individual performance achievement multipliers and bonus ratios to target bonus percentage (after applying the 70%/30% weighting and taking into account the company performance achievement multiplier for executive officers of 100%). The compensation and HR committee then reviewed and approved (or, in the case of Mr. McCourt, recommended that the board approve, which recommendation was followed by the board) the following bonuses for 2025 performance for our named executive officers:
Named Executive Officer	Individual Performance	Actual Bonus to Target Bonus Ratio	Annual Cash Incentive Program for 2025 Performance
Thomas McCourt	100%(1)	100%	$650,676
Gregory Martini	140%	126%	$274,440(2)
Tammi Gaskins	140%	126%	$274,440(2)

(1)
As described above, our compensation and HR committee also recommended, and our board determined that Mr. McCourt’s individual performance achievement multiplier was 100% on the basis that such multiplier was equal to the corporate performance achievement multiplier for the executive officers of 100%.

(2)
Each of Mr. Martini and Ms. Gaskins received an additional $30,000 to recognize their successful transition into their new roles during 2025.

2025 Long-Term Equity Awards
Our executive compensation philosophy emphasizes equity, and particularly performance-based equity, to strongly reinforce the principle of “pay for performance” and closely tie executive pay outcomes to stockholder value creation. We use equity awards as our long-term incentive vehicle to attract, reward and retain our named executive officers while aligning their interests with those of stockholders. We typically grant these equity awards in the first quarter of each year based on prior year performance.
Given our stock price at the time of the 2025 equity grants, our compensation and HR committee took a disciplined approach to determining award values, reflecting our commitment to a market-targeted burn rate, prudent expense management, and “pay for performance.” Accordingly, while 2025 cash compensation remained in line with prior years, the long-term equity awards component averaged approximately 32% of each named executive officer’s total compensation (based on the grant date fair value of equity awards, with performance-based restricted stock unit, or PSU, awards measured at target).

26   Ironwood

Throughout the year, our compensation and HR committee may award additional equity grants as circumstances warrant. Our compensation and HR committee does not apply a rigid formula in allocating equity awards to our named executive officers as a group or to any particular named executive officer, but for 2025 set an equity pool based on peer group and other market data from a competitive assessment prepared by its compensation consultant as discussed below. In addition to peer group and market data, our compensation and HR committee also considers other factors, including input from its compensation consultant and the amount of unvested equity held by a named executive officer, in determining the size of individual equity awards.
2025 Annual Equity Awards
In early 2025, the compensation and HR committee determined that the annual long-term equity incentive compensation awards for our named executive officers should consist of an even number of PSUs (50%) and RSUs (50%). For PSUs, the compensation and HR committee further determined that performance under our PSU awards should be measured against a sole performance metric of relative total stockholder return, or rTSR, in order to continue to tie the compensation of our current named executive officers to stockholder value creation and hold our executives accountable for our stock price performance. For the 2025 rTSR PSUs, the compensation and HR committee designated the Nasdaq Biotechnology Index (Nasdaq: NBI) as the comparator index for the 2025 rTSR performance metric determined and that the three-year performance period should start on March 1, 2025, and end on February 29, 2028.
The 2025 rTSR PSUs use the following metrics, weighting and vesting opportunity:
Performance Metric	Weight	Performance Period	Threshold	Target	Maximum
2025 rTSR PSUs(1)	100%	Three years ending February 29, 2028	50% attainment: Median rTSR minus 10% through February 2028	100% attainment: Median rTSR through February 2028	200% attainment: Median rTSR plus 25% through February 2028

(1)
If the rTSR falls between Threshold, Target or Maximum goals, the percentage of rTSR PSUs earned shall be interpolated on a straight-line basis. Attainment for the 2025 rTSR PSUs is capped at 100% where the company’s TSR is negative.

Our named executive officers, other than our chief executive officer, were granted annual PSUs in April 2025 under our A&R 2019 Plan. Our chief executive officer was granted annual RSUs and PSUs in May 2025, in each case under our A&R 2019 Plan. RSUs granted in 2025 for Mr. McCourt vest as to 33.3% of the underlying shares on each approximate anniversary of the grant date of the award, subject to his continued employment on each vesting date. As described above, the 2025 annual PSU award is subject to a single rTSR performance metric and is measured over a three-year performance period ending February 29, 2028.
The total number of annual RSUs and PSUs granted in 2025 to our named executive officers were as follows:
Named Executive Officer	2025 Annual PSU Grant (# of Shares of Class A common stock Subject to PSUs) (at target)	2025 Annual RSU Grant (# of Shares of Class A common stock Subject to RSUs)
Thomas McCourt	540,000	540,000
Gregory Martini	111,111	—(1)
Tammi Gaskins	111,111	—(1)

(1)
Mr. Martini and Ms. Gaskins were not eligible for annual RSU awards in 2025 as their January 2025 promotional awards already accounted for the annual grant cycle. See “— Promotional Awards” below for more information.

2026 Proxy Statement   27

In making its determinations with respect to the size of the equity awards granted to each of our named executive officers, our compensation and HR committee took into account peer group and other market data from the Alpine competitive assessment discussed below, as well as other factors including each executive’s then-current equity holdings, expected future contributions and retention.
2023 PSUs Payouts
In early 2023, the compensation and HR committee chose an absolute total stockholder return, or aTSR (50%) and rTSR (50%) as the PSU performance metrics in our 2023 executive equity compensation program to further tie the compensation of our named executive officers to stockholder value, as described in our 2024 proxy statement filed with the SEC on April 25, 2024.
Performance Metric	Weight	Performance Period	Threshold	Target	Above Target	Maximum
2023 aTSR PSUs	50%	Three years ended February 28, 2026	50% attainment: 30 calendar-day average closing share price of $13.23 or above	100% attainment: 30 calendar-day average closing share price of $13.80 or above	200% attainment: 30 calendar-day average closing share price of $15.53 or above	400% attainment: 30 calendar-day average closing share price of $17.25 or above
2023 rTSR PSUs	50%	Three years ended February 28, 2026	50% attainment: rTSR at the 25th percentile compared to rTSR peer group through February 2026	100% attainment: rTSR at the 50th percentile compared to rTSR peer group through February 2026	200% attainment: rTSR at the 75th percentile compared to rTSR peer group through February 2026	N/A
As previously discussed in our 2025 proxy statement filed with the SEC on April 28, 2025, our compensation and HR committee certified in early 2024 that the achievement of the “threshold” and “target” company share price targets for the 2023 aTSR PSUs were satisfied, resulting in 50% and 100% attainment, respectively, of the 2023 aTSR PSUs performance metric. The “above target” and “maximum “company share price targets were not achieved for the performance period ending on February 28, 2026. Consequently, no additional 2023 aTSR PSUs vested.
In March 2026, our compensation and HR committee certified that, with respect to the 2023 rTSR PSUs, the achievement of the rTSR percentile rank compared to the rTSR peer group for the performance period, which ended on February 28, 2026, was 14th, resulting in a non-attainment of this performance metric.
Promotional Awards
In January 2025, the compensation and HR committee approved promotional grants of 111,111 RSUs for each of Mr. Martini and Ms. Gaskins in recognition of their appointment as senior vice president, chief financial officer and senior vice president, chief commercial officer, respectively. The RSUs vest annually as to 25% of the underlying shares on each approximate anniversary of the grant date of the award, subject to each individual’s continued employment on each vesting date, which is the vesting schedule typically used for RSU awards granted to employees.
Executive Severance Agreements and Benefits in the Event of a Change of Control
The severance arrangements that we have with our named executive officers, as well as other benefits provided in the event of a change of control, are described elsewhere in this proxy statement under the captions Named Executive Officer Severance Arrangements and Benefits in the Event of a Change of Control. Severance benefits are only payable if the named executive officer has complied with all of our rules and policies, has executed a separation agreement that includes a release of claims and complies with his or her post-employment non-disclosure, noncompetition and non-solicitation obligations. We believe that offering these payments and benefits assists us in recruiting, retaining and motivating executive officers, facilitates the operation of our business, allows our named executive officers to better

28   Ironwood

focus their time, attention and capabilities on our business, and provides for a clear and consistent approach to managing departures with mutually understood separation benefits.
Other Compensation
We maintain broad-based benefits, including health insurance, life and disability insurance, dental insurance, remote work and well-being stipends, commuter subsidies (for employees who reside in Massachusetts and neighboring states), and a 401(k) plan with a matching contribution equal to the greater of: (a) 100% of employee contributions on the first 3% of eligible compensation and 50% of employee contributions on the next 3% of eligible compensation; or (b) 75% of the first $10,000 of employee contributions.
Other than our broad-based benefits, or as otherwise described herein and reported in the Summary Compensation Table included elsewhere in this proxy statement, none of our named executive officers receive perquisites of any nature.
Basis for Our Compensation Policies and Decisions

Our Values and Goals
The objectives of our compensation policies are to provide compensation and incentives that align employee actions and motivations with the interests of our stockholders; attract, retain, motivate and reward outstanding talent across Ironwood through well-communicated programs that are aligned with our vision and mission; and support a positive company culture and values.
We are guided by the following principles with respect to our compensation determinations:
•
design compensation and incentive programs that align employee actions and motivations with the interests of our stockholders, support our business objectives and hold employees accountable for the achievement of key goals and milestones;

•
foster and support our performance-driven culture by setting clear, aggressive, high-value goals, rewarding outstanding performers to the extent these goals are achieved, and making sure our best performers know clearly that we value their contributions;

•
as with all spending, serve as careful stewards of our stockholders’ assets when making compensation decisions;

•
maximize our employees’ sense of ownership so that they have a long-term owner’s perspective, can see the impact of their efforts on our success, and can share in the benefits of that success through the opportunity to become stockholders of Ironwood through equity-based awards;

•
recognize that compensation is one of a number of tools to stimulate and reward productivity, great drug development, and successful commercialization, together with recognizing individual growth potential, providing a great workplace culture, and sharing in our success;

•
foster a strong team culture, focused on our principles of great drug development and commercialization, which is reinforced through our compensation and incentive programs;

•
design compensation and incentive programs that are fair, equitable and competitive; and

•
design compensation and incentive programs that are simple and understandable.

Executive Compensation Governance
Highlighted procedures and tools that we use to ensure the effective governance of our compensation plans and decisions include:
•
our compensation and HR committee has the authority to hire independent counsel, compensation consultants and other advisors;

2026 Proxy Statement   29

•
our compensation and HR committee conducts a regular review and assessment of risk as it relates to our compensation policies and practices;

•
as part of our insider trading prevention policy, our executive officers and directors are prohibited from engaging in any hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds;

•
other than our broad-based benefits, including health, transportation, remote work and well-being stipends and a 401(k) plan that we make available to our U.S.-based employees, we offer limited perquisites, as described herein;

•
our executive severance agreements (i) do not provide for tax gross-ups and (ii) contain double-trigger requirements for equity acceleration and other benefits in the event of a change of control;

•
seven of our eight directors are independent, including all members of our compensation and HR committee, and we have instituted stock ownership guidelines that require directors to accumulate and continuously hold a specified amount of our Class A common stock (see Director Stock Ownership Guidelines elsewhere in this proxy statement for additional information);

•
we have instituted executive stock ownership guidelines that require executive officers to accumulate and continuously hold a specified amount of our Class A common stock (see Executive Officer Stock Ownership Guidelines elsewhere in this proxy statement for additional information); and

•
we adopted a clawback policy in accordance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards effective October 2023. The clawback policy requires the clawback of erroneously awarded incentive-based compensation of former or current executive officers awarded during the three-year period preceding the date on which the company was required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws. There is no fault or misconduct required to trigger a clawback and we will not indemnify any former or current executive officers against the loss of any erroneously awarded compensation that is recouped pursuant to the terms of the clawback policy, or any claims relating to our enforcement of our rights under the clawback policy.

Compensation Determination Process
Our corporate governance guidelines and the charter of the compensation and HR committee provide that (i) our board should assess the company’s corporate performance and (ii) our compensation and HR committee should recommend, and the independent directors of our board should approve, the compensation determination for our chief executive officer. In determining the compensation of our chief executive officer, the independent directors of our board deliberate and vote on the chief executive officer’s compensation outside of the presence of the chief executive officer, and the chief executive officer and any other non-independent directors abstain from such determination.
The compensation and HR committee also reviews our bonus pool, which is calibrated based on corporate performance, and approves our equity pools, which are calibrated for competitive market practice, and assigns a portion of each of these pools to all of our employees other than our executive officers. Allocation decisions with respect to these portions are made by members of senior management designated by our compensation and HR committee.
Our compensation and HR committee also evaluates our compensation policies annually, taking into consideration our results of operations, our long and short-term goals, individual goals, market data, the competitive market for our executive officers and general economic factors. Additionally, our compensation and HR committee or board (in the case of the determinations relating to chief executive officer compensation) may recommend or decide, as appropriate, to modify the mix or amount of base salary, bonus, and long-term incentives to best fit an executive officer’s specific circumstances or, if warranted by competitive market conditions, to grant retention or additional equity awards to attract, retain and motivate skilled personnel. We believe that this discretion and flexibility allow our compensation and HR committee and board (in the case of determinations of our chief executive officer’s compensation) to better achieve our compensation objectives.

30   Ironwood

Executive Officer Stock Ownership Guidelines
In December 2020, our board of directors approved Executive Officer Stock Ownership Guidelines, which were subsequently amended and restated by our compensation and HR committee in February 2022, to exclude the value of vested “in the money” stock options towards satisfying our executive officer stock ownership requirements. We believe our Executive Officer Stock Ownership Guidelines further align the interests of our executive officers with those of our stockholders and also incentivize executive officers to focus on maximizing long-term value.
Our Executive Officer Stock Ownership Guidelines, as amended, provide that our chief executive officer is required to hold shares of the company’s Class A common stock with a value equal to at least four (4) times his or her annual base salary and that each executive officer is required to hold shares of the company’s Class A common stock with a value equal to one (1) times his or her annual base salary. Executive officers are required to achieve the applicable level of ownership by the later of December 2025 (five years from the date of adoption of the Executive Officer Stock Ownership Guidelines in December 2020) or the fifth anniversary of the date a person was initially designated as an executive officer of the company. Shares that count towards satisfaction of the Executive Officer Stock Ownership Guidelines include shares held outright by the executive officer or a member of his or her immediate family, shares held in trust for the benefit of the executive officer or a member of his or her immediate family, shares held in the company’s employee stock purchase plan or deferred compensation retirement plans and unvested RSUs net of applicable taxes. Vested “in the money” stock options and unearned performance-based awards do not count towards satisfaction of these ownership requirements.
Compliance with the stock ownership requirements will be measured on the date of the annual meeting of stockholders of the company each year based on the annualized salary then in effect for each officer. Failure to comply with the Executive Officer Stock Ownership Guidelines will (among other things, as may be determined by the compensation and HR committee) require executive officers to retain at least 100% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options.
Role of the Compensation and HR Committee
As set forth in its written charter, our compensation and HR committee has the responsibility for evaluating the performance of our executive officers, taking into account the determination of our board with respect to our corporate performance; reviewing and approving the compensation of our executive officers (other than our chief executive officer); reviewing and recommending to the board our chief executive officer’s compensation; recommending to the board the adoption of new compensation plans; administering our existing plans; reviewing and recommending director and committee compensation to the board; reviewing and overseeing our Executive Officer Stock Ownership Guidelines; overseeing succession planning for our senior management; reviewing and recommending to the board for approval of any “clawback” or recoupment policy; reviewing risks associated with our compensation policies and practices; and overseeing our strategies and policies related to human capital management, including with respect to matters such as workplace environment and culture, and talent development and retention. In addition, our compensation and HR committee is responsible for ensuring that our compensation policies are aligned with our compensation philosophy and guiding principles.
In 2025, our compensation and HR committee made all of the compensation determinations with respect to each of our named executive officers, other than Mr. McCourt.
In making its determinations relating to compensation for performance in 2025, our compensation and HR committee took into account the feedback and recommendations from Mr. McCourt, including the feedback Mr. McCourt received from the named executive officer’s direct reports and other members of our management team.
For Mr. McCourt, the compensation and HR committee similarly evaluated his performance and made a recommendation to the board relating to Mr. McCourt’s bonus for 2024 performance and his annual equity award, base salary and target bonus percentage for 2025.

2026 Proxy Statement   31

Compensation Consultant
Our compensation and HR committee has the authority to select and retain independent advisors and consultants to assist it with carrying out its responsibilities, and we are required to pay any related expenses approved by the committee. In 2025, our compensation and HR committee exercised such authority and engaged Alpine as its compensation consultant. Alpine reported directly to our compensation and HR committee throughout the period of its engagement.
Other than the purchase of certain benefits surveys, director and employee compensation benchmarking data from Alpine in 2025, Alpine did not provide us with services in 2025 other than those requested by our compensation and HR committee and the review of this Executive Compensation for conformance with best practices. Based on the scope of our compensation and HR committee’s engagement with Alpine, it was determined that Alpine did not have a conflict of interest in its role as compensation consultant under applicable rules.
In order to assist our compensation and HR committee in setting 2025 compensation, Alpine conducted competitive assessments of 2024 target compensation for our named executive officers, with a focus on the following components of our named executive officer compensation:
•
base salary;

•
target total cash compensation (which is base salary plus the target bonus);

•
long-term equity incentives (which are valued based on grant date fair value); and

•
target total direct compensation (which is target total cash compensation plus the grant date value of the most recent long-term incentive grant).

In conducting this assessment, Alpine analyzed the components of our named executive officer compensation listed above, in each case measured against the 25th, 50th and 75th percentiles of our executive compensation peer group. In assisting our compensation and HR committee in setting 2025 compensation, Alpine presented proxy peer data as well as results from the Radford Global Life Sciences Survey, or Radford Survey, which was comprised of companies that represent a broader market perspective and similar employee population to us, and a Market Composite, which combined the peer group data and data from the Radford Survey by weighing each source equally. Although this competitive assessment was not used to mandate any specific compensation decisions, our compensation and HR committee considered the results of this assessment when making base salary, cash bonus and long-term equity incentive award determinations with respect to our named executive officers in early 2025.
Tax and Accounting Considerations
While our compensation and HR committee may consider the tax and accounting implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2025.
Executive Compensation Risk Assessment
Our compensation and HR committee engaged Alpine to conduct a formal compensation risk assessment in December 2025. The compensation and HR committee then reviewed our 2025 compensation policies as generally applicable to our employees and determined that our policies did not encourage excessive and unnecessary risk-taking, and that the level of risk that they did encourage was not reasonably likely to have a material adverse effect on the company. Our compensation and HR committee considered the following, among other factors, in reviewing our compensation policies related to 2025 compensation:
•
our use of different types of compensation vehicles provided a balance of long and short-term incentives with fixed and variable components;

•
we granted equity-based awards consisting of a mixed balance of time-based vesting and performance-based awards, which encouraged participants to look to long-term appreciation in equity values;

32   Ironwood

•
our annual bonus determinations for each employee were dependent on achievement of a diverse set of company-level goals, which we believe promoted long-term value; and

•
our system of internal control over financial reporting and code of business conduct and ethics, among other things, reduced the likelihood of manipulation of our financial performance to enhance payments under any of our incentive plans.

2026 Proxy Statement   33

Compensation Tables
Summary Compensation Table
The following table sets forth information regarding the compensation paid or accrued to, or earned by, each of our named executive officers during the years ended December 31, 2025 and 2024, or such shorter period of the named executive officer’s service.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas McCourt Chief Executive Officer	2025	867,568	—	411,696(4)	—	650,676	18,450	1,948,390
	2024	867,568	—	4,722,733	—	455,473	37,857	6,083,631
Gregory Martini* Senior Vice President, Chief Financial Officer	2025	470,466(5)	—	447,777(6)	—	274,440	18,450	1,211,133
	2024	—	—	—	—	—	—	—
Tammi Gaskins* Senior Vice President, Chief Commercial Officer	2025	474,722(5)	—	447,777(7)	—	274,440	18,450	1,215,389
	2024	—	—	—	—	—	—	—

*
Mr. Martini and Ms. Gaskins were appointed as senior vice president, chief financial officer and senior vice president, chief commercial officer, respectively, and were designated “executive officers” in 2025, and were therefore not named executive officers in 2024.

(1)
Reflects the fair value of RSU and PSU awards on the date of grant calculated in accordance with ASC 718. For a discussion of the assumptions used in the valuation of awards made in 2025, see Note 12 to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K that we filed with the SEC on February 26, 2026. All values reported exclude the effects of potential forfeitures. With respect to rTSR PSUs granted to the named executive officers in 2025, the aggregate grant date fair value was determined based on the probable outcome of the performance conditions at the date of grant. Assuming the maximum level of performance (200%) is achieved for the rTSR PSUs, the aggregate grant date fair value of the rTSR PSUs granted in 2025 is as follows: $118,800 for Mr. McCourt, and $51,111 for each of Mr. Martini and Ms. Gaskins.

(2)
Consists of payments made under our ACIP for performance in the relevant year. For a description of bonuses paid in 2026 for performance in 2025, see the disclosure included elsewhere in this proxy statement under the caption Annual Cash Incentive Program for 2025 Performance.

(3)
For each named executive officer, consists of matching contributions made under our 401(k) plan, as well as an amount attributable to remote work and well-being stipends. The 401(k) matching contribution for 2025 for each of Messrs. McCourt and Martini and Ms. Gaskins was $15,750. The 401(k) matching contribution for Mr. McCourt for 2024 was $15,525. The amount for 2024 for Mr. McCourt also includes $19,632 for the incremental cost of gifts, spousal travel and attendance at certain Ironwood-sponsored events and meetings where the executives’ attendance was requested by the company, as well as the value of gifts received; this amount for 2024 is inclusive of tax gross-ups of $9,492 for McCourt.

(4)
Includes the aggregate grant date fair value of 540,000 RSUs and 540,000 PSUs awarded to Mr. McCourt in May 2025, in connection with annual equity awards.

(5)
Salaries reported for Mr. Martini and Ms. Gaskins reflect amounts earned for 2025 (as opposed to annual base salary rates that became effective upon their promotions to senior vice president, chief financial officer and senior vice president, chief commercial officer, respectively).

(6)
Includes the aggregate grant date fair value of 111,111 RSUs awarded to Mr. Martini in January 2025 in connection with his promotion to senior vice president, chief financial officer, and 111,111 PSUs awarded to Mr. Martini in April 2025, in connection with annual equity awards.

(7)
Includes the aggregate grant date fair value of 111,111 RSUs awarded to Ms. Gaskins in January 2025 in connection with her promotion to senior vice president, chief commercial officer, and 111,111 PSUs awarded to Ms. Gaskins in April 2025, in connection with annual equity awards.

34   Ironwood

Outstanding Equity Awards at Fiscal Year-End
As described in our 2021 Proxy Statement, portions of certain Ironwood equity awards were converted into Cyclerion equity awards in connection with our separation from Cyclerion in April 2019, or the Separation, and are subject to substantially the same terms and conditions as were applicable to the Ironwood equity awards prior to the distribution. The following tables set forth information regarding outstanding Ironwood and Cyclerion equity awards held by each of our named executive officers on December 31, 2025, the last day of our last fiscal year. Information presented has been adjusted, as necessary, to reflect the impact of the Separation. The Cyclerion equity awards were granted to Mr. McCourt in connection with the Separation. None of our other named executive officers hold any Cyclerion equity awards.
Ironwood Equity Awards at Fiscal Year-End
		Option Awards					Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Thomas McCourt	4/1/2019	179,056	—	—	9.12	3/1/2026(3)	—	—	—	—
	4/1/2019	166,018	—	—	14.93	2/27/2027(3)	—	—	—	—
	4/1/2019	142,404	—	—	12.95	2/21/2028(3)	—	—	—	—
	4/1/2019	384,982	—	—	11.49	1/29/2029(3)	—	—	—	—
	5/1/2019	45,704	—	—	11.78	5/1/2029(3)	—	—	—	—
	3/8/2022	—	—	—	—	—	62,218(4)	209,675	—	—
	3/8/2023	—	—	—	—	—	80,198(5)	270,267	—	—
	3/5/2024	—	—	—	—	—	176,584(5)	595,088	132,438(6)	446,316
	3/5/2024	—	—	—	—	—	—	—	132,438(7)	446,316
	5/20/2025	—	—	—	—	—	540,000(5)	1,819,800	540,000(8)	1,819,800
Gregory Martini	4/1/2019	3,307	—	—	16.90	7/3/2027(3)	—	—	—	—
	4/1/2019	1,587	—	—	12.95	2/21/2028(3)	—	—	—	—
	2/24/2022	—	—	—	—	—	4,244(4)	14,302	—	—
	4/1/2022	—	—	—	—	—	7,500(4)	25,275	—	—
	2/23/2023						17,810(4)	60,020
	2/22/2024						20,475(4)	69,001
	1/27/2025						111,111(4)	374,444
	4/25/2025	—	—	—	—	—	—	—	111,111(8)	374,444
Tammi Gaskins	2/24/2022	—	—	—	—	—	8,485(4)	28,594	—	—
	2/23/2023	—	—	—	—	—	17,810(4)	60,020	—	—
	2/22/2024	—	—	—	—	—	20,475(4)	69,001	—	—
	12/11/2024	—	—	—	—	—	18,000(9)	60,660	—	—
	1/27/2025	—	—	—	—	—	111,111(4)	374,444	—	—
	4/25/2025	—	—	—	—	—	—	—	111,111(8)	374,444

(1)
For a discussion of the treatment of outstanding equity awards following certain terminations of employment and/or a change of control of Ironwood, please see Named Executive Officer Severance Arrangements and Benefits in the Event of a Change of Control elsewhere in this proxy statement.

(2)
Market value is calculated by multiplying the number of RSUs or PSUs that have not vested by the closing price of our Class A common stock on the Nasdaq Global Select Market on December 31, 2025, which was $3.37.

(3)
All exercisable stock options were vested as of December 31, 2025.

(4)
RSUs vest over four years as to 25% of the award on each approximate anniversary of the grant thereof, generally subject to continued employment with the company on the applicable vesting date.

2026 Proxy Statement   35

(5)
RSUs vest over three years as to 33.3% of the award on each approximate anniversary of the grant thereof, generally subject to continued employment with the company on the applicable vesting date.

(6)
The 2024 aTSR PSUs vest during a three-year performance period based on the achievement of the performance metrics discussed in the 2025 proxy statement filed with the SEC on April 28, 2025, under the caption 2024 Annual Equity Awards. The number of shares reported in this column assumes threshold performance for the 2024 aTSR PSUs in accordance with SEC requirements. Actual payouts for these PSUs could range from 0% to 400% of the target number of PSUs based on actual performance results.

(7)
The 2024 rTSR PSUs vest over a three-year performance period based on the achievement of the performance metrics discussed in the 2025 proxy statement filed with the SEC on April 28, 2025, under the caption 2024 Annual Equity Awards. The number of shares reported in this column assumes threshold performance for the 2024 rTSR PSUs in accordance with SEC requirements. Actual payouts for these PSUs could range from 0% to 200% of the target number of PSUs based on actual performance results. The 2024 rTSR PSUs also have a service-based vesting condition that generally will be satisfied by continued employment with the company through the last day of the applicable performance period.

(8)
The 2025 rTSR PSUs vest over a three-year performance period based on the achievement of the performance metric discussed elsewhere in this proxy statement under the caption 2025 Annual Equity Awards. The number of shares reported in this column assumes threshold performance for the 2025 rTSR PSUs in accordance with SEC requirements. Actual payouts for these PSUs could range from 0% to 200% of the target number of PSUs based on actual performance results. The 2025 rTSR PSUs also have a service-based vesting condition that generally will be satisfied by continued employment with the company through the last day of the applicable performance period.

(9)
RSUs vest over two years as to 50% of the award on each approximate anniversary of the grant thereof, generally subject to continued employment with the company on the applicable vesting date.

36   Ironwood

Cyclerion Equity Awards at Fiscal Year-End
	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date
Thomas McCourt	710	225.60	3/1/2026
	442	369.40	2/27/2027
	205	320.40	2/21/2028
	107	284.20	1/29/2029

(1)
The number of securities underlying unexercised options exercisable and the option exercise price were adjusted in connection with the 1-for-20 reverse stock split of Cyclerion’s common stock effected on May 16, 2023. Accordingly, the number of securities and option exercise prices shown in the table above reflect post reverse stock split holdings.

Named Executive Officer Severance Arrangements and Benefits in the Event of a Change of Control
We have entered into severance arrangements with each of our named executive officers. Under the severance arrangements, our named executive officers are eligible to receive certain payments and benefits in the event of an involuntary termination without “cause” or a “constructive termination.” Each of our executives is also eligible to receive enhanced payments and benefits in the event of a change of control plus an actual or constructive involuntary termination of employment (such double trigger event, a “change of control termination”). For additional information, please see the definition of “change of control termination,” below.
The benefits for our named executive officers described below under the captions Severance Benefits not in Connection with a Change of Control and Change of Control Severance Benefits are only payable if the named executive officer complies with all of Ironwood’s rules and policies, executes a separation agreement that includes a release of claims and complies with any post-employment non-disclosure, non-competition and non-solicitation obligations. The executive severance agreements further provide that in connection with the sale of all or substantially all of the assets of Ironwood, Ironwood would cause the acquirer of such assets to assume the executives’ severance arrangements.
Severance Benefits not in Connection with a Change of Control
In the event of a termination without cause or a constructive termination not qualifying as a change of control termination, each of our named executive officers would be entitled to receive the following: (i) for Mr. Martini and Ms. Gaskins, a lump-sum payment equal to 12 months of such individual’s base salary for the year of termination; and for Mr. McCourt, a lump-sum payment equal to 18 months of his base salary for the year of termination; (ii) a lump-sum payment equal to such individual’s target cash bonus for the year of termination, pro-rated based on the percentage of the year worked prior to the triggering event; (iii) a lump-sum payment equal to such individual’s actual bonus for the prior year if not yet paid as of the termination date; (iv) a lump-sum payment equal to such individual’s full target cash bonus for the year of termination (for Mr. McCourt, multiplied by 1.5); (v) for Mr. Martini and Ms. Gaskins, up to 12 months of subsidized COBRA benefits; and for Mr. McCourt, up to 18 months of subsidized COBRA benefits; and (vi) outplacement assistance benefits.
In addition, the executive severance agreement for Mr. McCourt provides that any outstanding equity awards subject solely to time-based vesting would vest as to (1) the portion of the equity award that would have vested if the named executive officer had remained employed for 18 months following the termination date and (2) an additional portion of the equity award that would have vested on the next regular vesting date after such 18-month period as if the equity award vested on a daily basis from the last regular award vesting date occurring prior to the end of the 18 month period through such next regular vesting date. Any equity awards that do not vest pursuant to the preceding sentence would remain outstanding and eligible to vest upon the occurrence of a change of control termination (as defined below) in the time periods described below for such a termination. Further, the exercisability of any outstanding vested stock options held by the named executive officer as of the termination date, including, any vested options to purchase Cyclerion common stock that were granted in connection with the Separation in substitution for or replacement of vested options to purchase Ironwood Class A common stock, would be extended through the earlier of 24 months following the termination date (or, in the event that Ironwood publicly announced it was conducting negotiations leading to a change of control or entered into a definitive agreement that would have resulted in a change of control

2026 Proxy Statement   37

during such 24 month period, the later of (A) the expiration of the 24 month period or (B) the first to occur of the date that is three months following the change of control and 30 days following the date on which Ironwood announced that such definitive agreement had been terminated or that Ironwood’s efforts to consummate the change of control contemplated by the previously announced negotiations or by a previously executed definitive agreement had been abandoned) or the stock option’s final expiration date.
Moreover, with respect to PSUs, in the event of the named executive officer’s involuntary termination without cause or constructive termination (collectively, a “qualifying termination”), the awards, to the extent then outstanding, will not terminate upon such termination of employment and instead will remain eligible to vest based on the attainment of the applicable performance goals. Specifically, the 2024 aTSR PSUs will generally remain outstanding and eligible to vest based upon the achievement of the 2024 aTSR performance goals until the earlier of (A) the end of the performance period or (B) the twelve (12)-month period following the date of the qualifying termination, with the number of PSUs actually delivered subject to proration based on the number of days the named executive officer remained employed during the respective performance period. The 2024 rTSR and 2025 rTSR PSUs will generally remain outstanding and eligible to vest based upon the achievement of their respective rTSR PSUs performance goals, until the end of their respective performance period, with the number of PSUs actually delivered subject to proration based on the number of days the named executive officer remained employed during the respective performance period.
Change of Control Severance Benefits
In the event of a change of control termination, each of our named executive officers would be entitled to receive the following benefits under his or her executive severance agreement: (1) a lump-sum payment in an amount equal to 18 months (for Mr. McCourt, 24 months) of such individual’s base salary as of the time of termination; (2) a lump-sum payment of such individual’s target cash bonus for the year of termination, pro-rated based on the percentage of the year worked prior to the triggering event; (3) a lump-sum payment equal to such individual’s actual bonus for the prior year if not yet paid as of the termination date; (4) a lump-sum payment equal to such individual’s full target cash bonus for the year of termination, multiplied by 1.5 (for Mr. McCourt, multiplied by 2.0); (5) 18 months (for Mr. McCourt, 24 months) of subsidized COBRA benefits; and (6) outplacement assistance benefits.
In addition, in the event of a change of control termination, each executive severance agreement provides for acceleration of all outstanding equity awards subject solely to time-based vesting as of the later of (1) the termination date or (2) the change of control. Further, the exercisability of any outstanding vested stock options held by the named executive officer as of the termination date (including, for Mr. McCourt, any vested options to purchase Cyclerion common stock granted in connection with the Separation in substitution for or replacement of vested options to purchase Ironwood Class A common stock) would be extended through the earlier of 24 months following the termination date (or, if later the date that was three months following the change of control) or the stock option’s final expiration date.
Under each executive severance agreement, a “change of control termination” consists of an involuntary termination without “cause” or a “constructive termination” (each as defined in the agreement), in either event during the period commencing six months (for Mr. Martini and Ms. Gaskins, three months) prior to the earlier of (1) the date that Ironwood first publicly announces it is conducting negotiations leading to a change of control, or (2) the date that Ironwood enters into a definitive agreement that would result in a change of control, and ending on the date that is 24 months (for Mr. Martini and Ms. Gaskins, 12 months) after the change of control, provided that if such change of control contemplated by a public announcement or such a definitive agreement, in either case, is not consummated, or if an involuntary or constructive termination occurs later than 24 months (for Mr. Martini and Ms. Gaskins, 12 months) following the change of control, such involuntary or constructive termination, as the case may be, shall not be a “change of control termination”. Under each executive severance agreement, a change of control occurs when: (I) any person becomes, pursuant to a transaction or a series of transactions not approved by the Ironwood board of directors, the beneficial owner, directly or indirectly, of Ironwood securities representing more than 50% of the total voting power; (II) a merger or consolidation of Ironwood occurs, whether or not approved by the Ironwood board of directors, which results in the holders of Ironwood’s voting securities holding less than 50% of the combined voting power of the surviving entity immediately after such merger or consolidation; (III) the sale or disposition of more than two-thirds of the assets of Ironwood; or the date a majority of members of the Ironwood board of directors is replaced during any

38   Ironwood

12-month period by directors whose appointment or election was not endorsed by a majority of members of the Ironwood board of directors before the date of the appointment or election.
Treatment of PSUs in the Event of a Change of Control
In the event of a change of control of Ironwood, the performance- and service-based vesting conditions applicable to the PSUs, to the extent then outstanding, will generally be treated as follows: the 2024 aTSR PSUs will become earned at their respective applicable target levels (and subject to vesting as described below) as of immediately prior to the change of control based on the change of control stock price. The 2024 rTSR PSUs and the 2025 rTSR PSUs will become earned at target levels (and subject to vesting as described below) as of immediately prior to the change of control, provided that if the resulting rTSR percentile rank, with respect to the 2024 rTSR PSUs, and median rTSR with respect to the 2025 rTSR PSUs, determined after accounting for the stock price performance of Ironwood stock in connection with the change of control, would result in the 2024 rTSR PSUs and 2025 rTSR PSUs, as applicable, being earned above target, 2024 rTSR PSUs and 2025 rTSR PSUs, as applicable, will be deemed to be earned (and subject to vesting as described below) at such higher level in accordance with the terms of the award.
Any PSUs that become earned in connection with a change of control as described above shall vest in equal installments on a quarterly basis over the remaining portion of the applicable performance period, generally subject to a named executive officer’s continued employment on each such vesting date. In the event of the occurrence of a qualifying termination in connection with or during the 24-month period immediately following the change of control and prior to the completion of the performance period, any earned but unvested PSUs held by the named executive officer will immediately vest in full in connection with such qualifying termination. If a named executive officer underwent a qualifying termination prior to a change of control, any outstanding PSUs held by the named executive officer as of the time of the change of control would become earned as described in the preceding paragraph but, in the case of the 2024 rTSR PSUs, 2024 aTSR PSUs and 2025 rTSR PSUs remain subject to proration based on the number of days the named executive officer remained employed during the applicable performance period.
Treatment of Equity in the Event of Death or Permanent Disability
For all employees, including our named executive officers, outstanding stock option and RSU awards subject solely to time-based vesting accelerate in full in the event of the death of the award holder.
In addition, the post-termination exercise window of all vested stock options held by a participant that were granted under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, 2019 Equity Incentive Plan, or the 2019 Plan, and A&R 2019 Plan, is extended to one year (or the stock option’s final expiration date, if earlier) following the participant’s termination of employment by reason of his or her death.
With respect to PSUs, in the event of a termination of the named executive officer’s employment as a result of his or her death or permanent disability, the awards, to the extent then outstanding, will not terminate and will remain eligible to vest based on the attainment of the applicable performance goals. Specifically, 2024 aTSR PSUs will generally remain outstanding and eligible to vest based upon the achievement of their respective 2024 aTSR performance goals until the earlier of (A) the end of the performance period or (B) the 12-month period following the death or permanent disability with the number of PSUs actually delivered subject to proration based on the number of days the named executive officer remained employed during the applicable 2024 aTSR performance period. The 2024 rTSR PSUs and 2025 rTSR PSUs will generally remain outstanding and eligible to vest based upon the achievement of the performance goals until the end of the applicable rTSR performance period with the number of PSUs actually delivered subject to proration based on the number of days the named executive officer remained employed during the applicable rTSR performance period.
Employee Proprietary Information, Intellectual Property and Non-competition Agreement
Each of our named executive officers has entered into an employee proprietary information, intellectual property and noncompetition agreement with Ironwood. The agreement that the company entered into with Ms. Gaskins provides that as consideration for entering into the noncompetition restrictions set forth in such agreement, Ms. Gaskins will be eligible to participate in Ironwood’s incentive plans. The agreement that the company entered into with Mr. McCourt provides that as additional consideration for entering into the noncompetition restrictions set forth in such agreement,

2026 Proxy Statement   39

Mr. McCourt was eligible for cash incentive awards for performance in 2021. In addition, the employee proprietary information, intellectual property and noncompetition agreement that the company entered into with Mr. McCourt provides for an extended exercisability period for vested, unexercised nonqualified stock options for one year from the last date of employment in the event that the company determines to enforce the non-competition restriction included in such agreement.
Pay Versus Performance
Under Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are presenting information that demonstrates the relationship between compensation actually paid, or CAP, as computed under SEC rules, to our named executive officers and certain financial performance measures for the years ended December 31, 2025, 2024 and 2023. The compensation and HR committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. For additional information about our performance-based pay philosophy and how we align executive compensation with Ironwood’s performance, please refer to the Executive Compensation section included elsewhere in this proxy statement.
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income (Loss) (in millions)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)(4)	(f)(5)	(g)(6)
2025	$1,948,390	$1,287,531	$1,213,261	$1,027,810	$27.20	$24.02
2024	$6,083,631	$(4,486,801)	$2,822,544	$(1,473,865)	$35.75	$0.88
2023	$7,583,812	$4,632,828	$2,618,696	$1,971,039	$92.33	$(1,031.56)

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. McCourt, our chief executive officer, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Summary Compensation Table elsewhere in this proxy statement for information on Mr. McCourt’s compensation.

(2)
The dollar amounts reported in column (c) represent the “compensation actually paid” to the principal executive officer, or PEO, Mr. McCourt, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. McCourt during the applicable years, and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise of equity awards, as applicable. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McCourt’s total compensation for each applicable year to determine the compensation actually paid:

Year	PEO Name	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2025	Thomas McCourt	$1,948,390	$(411,696)	$(249,163)	$1,287,531
2024	Thomas McCourt	$6,083,631	$(4,722,733)	$(5,847,699)	$(4,486,801)
2023	Thomas McCourt	$7,583,812	$(5,974,255)	$3,023,271	$4,632,828

(a)
Represents the deduction from the “Reported Summary Compensation Table Total for PEO” column for the total grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the

40   Ironwood

vesting date (from the end of the prior year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Equity values are calculated in accordance with ASC 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	PEO Name	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	Thomas McCourt	$2,035,800	$(878,128)	—	$(957,128)	$(449,707)	—	$(249,163)
2024	Thomas McCourt	$1,587,932	$(8,178,834)	—	$743,203	$—	—	$(5,847,699)
2023	Thomas McCourt	$6,203,423	$(2,858,574)	—	$(321,578)	$—	—	$3,023,271

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the company’s non-PEO named executive officers, or NEOs, as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Gregory Martini and Tammi Gaskins; (ii) for 2024, Andrew Davis, Sravan Emany, John Minardo and Michael Shetzline; and (iii) for 2023, Andrew Davis, Sravan Emany, John Minardo and Michael Shetzline.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Compensation Actually Paid to Non-PEO NEOs
2025	$1,213,261	$(447,777)	$262,326	$1,027,810
2024	$2,822,544	$(2,180,503)	$(2,115,906)	$(1,473,865)
2023	$2,618,696	$(1,762,026)	$1,114,369	$1,971,039

(a)
Represents the deduction from the “Average Reported Summary Compensation Table Total for Non-PEO NEOs” column for the average total grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

2026 Proxy Statement   41

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$434,444	$(60,844)	—	$(111,274)	—	—	$262,326
2024	$367,448	$(1,207,226)	—	$78,978	(1,355,105)	—	$(2,115,906)
2023	$1,829,617	$(633,278)	—	$(81,970)	—	—	$1,114,369

(5)
Cumulative TSR is calculated by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between Ironwood’s share price at the end and the beginning of the measurement period, by (ii) Ironwood’s share price at the beginning of the measurement period.

(6)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year. Net loss for the year ended December 31, 2023, included a non-recurring charge of approximately $1.1 billion related to acquired in-process research and development from the acquisition of VectivBio in the second quarter of 2023. We do not use net income (loss) as a performance metric in our compensation program to determine named executive officers’ compensation.

Comparative Analysis of the Pay versus Performance Table
As described in more detail in the Executive Compensation section included elsewhere in this proxy statement, our compensation program is designed to provide compensation and incentives that align employee actions and motivations with the interests of our stockholders; attract, retain, motivate, and reward outstanding talent across the company through well-communicated programs that are aligned with our vision and mission, and support a positive company culture. We consider several performance measures to ensure executives are incentivized to accomplish these objectives, many of which are not presented in the pay versus performance table. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance Table above.

42   Ironwood

Comparison of  “Compensation Actually Paid” to Cumulative TSR
The following charts show the relationships over the past three years of Compensation Actually Paid, or CAP, amounts for our PEO and Non-PEO NEOs as compared to our cumulative TSR and Net Income (Loss):
Policies and Practices Regarding Grants of Equity Awards
We grant equity awards to our employees and directors on an annual basis. We also grant, upon a pre-determined election, fully vested shares to non-employee directors on a quarterly basis in lieu of a cash retainer. We may also grant equity awards to individuals upon hire, at the first election to the board of directors (with respect to non-employee directors), promotion, recognition or for retention purposes. We currently do not grant stock options, stock appreciation rights or similar option-like instruments, and only grant RSUs, PSUs, restricted stock awards and fully-vested shares. During the last fiscal year, neither our board of directors nor the compensation and HR committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

2026 Proxy Statement   43

PROPOSAL No. 2
Advisory Vote on Named
Executive Officer
Compensation

OUR BOARD RECOMMENDS THAT YOU APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Proposal No. 2

At our 2026 annual meeting, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on named executive officer compensation, or a “say-on-pay” vote as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. This is a non-binding vote on the compensation of our “named executive officers,” as described in the Executive Compensation section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, all as set forth in this proxy statement.
The objectives of our compensation policies are to provide compensation and incentives that align employee actions and motivations with the interests of our stockholders; attract, retain, motivate and reward outstanding talent across Ironwood through well-communicated programs that are aligned with our vision and mission; and support a positive company culture. In 2025, the compensation program for our named executive officers consisted principally of base salary, cash bonus and long-term equity incentive compensation in the form of performance-based restricted stock units and restricted stock units. While we offer reasonably competitive base salaries and cash bonuses, our compensation program is weighted toward long-term equity incentive compensation as opposed to short-term or cash-based compensation. We believe this better aligns the interests of our named executive officers and our stockholders and serves to further focus our named executive officers on the creation of long-term stockholder value. If we achieve our corporate goals over the long term, we expect our stock price to reflect our performance and the equity awards currently held by our named executive officers to become an even more significant component of overall compensation. Our compensation and HR committee and board believes that this approach to executive compensation links compensation directly to continuous improvements in corporate performance and, ultimately our stock price, and demonstrates our “pay for performance” compensation philosophy.
Our previous say-on-pay vote was at our 2025 annual meeting of stockholders and was approved by approximately 96% of the votes cast on such matter. Based on the recommendation of our stockholders in 2023, our board of directors determined to provide our stockholders the opportunity to vote (on an advisory basis) on named executive officer compensation on an annual basis to allow our stockholders to provide us with regular, timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. We believe this practice allows us to further align our compensation programs with our stockholders’ interests as stockholder feedback may be taken into consideration as part of the compensation review process.
Vote Required
This proposal will be approved if it receives the affirmative vote of a majority of the votes cast for or against the proposal. As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the company or the board (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board (or any committee thereof).
However, our board of directors, including our compensation and HR committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate which actions may be appropriate to address those concerns. We expect that broker nominees will not have discretion to vote on this proposal without your instruction; if you do not instruct your broker nominee how to vote on this proposal, your broker nominee will deliver a broker non-vote. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the outcome of this proposal.

2026 Proxy Statement   45

Our Stockholders
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock at March 31, 2026 for:
•
each person whom we know beneficially owns more than five percent of our Class A common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our current directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
The percentage of Class A common stock beneficially owned by each person is based on 164,613,406 shares of Class A common stock outstanding on March 31, 2026. Shares of Class A common stock that may be acquired within 60 days following March 31, 2026, pursuant to the exercise of options or the vesting of RSUs, are included in the holdings of each stockholder, as applicable, and are deemed to be outstanding for the purpose of computing the percentage ownership of such holder. Such amounts, however, are not included in the holdings of any other stockholder in the table below and are not deemed to be outstanding for computing the percentage ownership of any other holder shown in the table below. Beneficial ownership representing less than one percent is denoted with an “*.”

46   Ironwood

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Ironwood Pharmaceuticals, Inc., 100 Summer Street, Suite 2300, Boston, Massachusetts 02110.
Name of Beneficial Owner	Number of Shares of our Class A Common Stock	Percentage
Named Executive Officers and Directors
Thomas McCourt(1)	2,628,728	1.6%
Gregory Martini	187,439	*
Tammi Gaskins	235,264	*
Mark Currie, Ph.D.(2)	906,438	*
Alexander Denner, Ph.D.(3)	9,444,944	5.7%
Jon Duane	190,339	*
Marla Kessler	165,883	*
Julie McHugh	208,839	*
Catherine Moukheibir	117,944	*
Jay Shepard	171,555	*
All executive officers and directors as a group (12 persons)(4)	15,338,298	9.3%
5% Security Holders
The Vanguard Group(5)	16,202,129	9.8%
Armistice Capital, LLC(6)	16,025,000	9.7%
Bank of America Corporation(7)	11,986,267	7.3%
BlackRock, Inc.(8)	11,284,399	6.9%
Sarissa Capital Management LP(9)	9,188,635	5.6%

(1)
Includes (i) 881,295 shares of Class A common stock issuable to Mr. McCourt upon the exercise of options that are exercisable within 60 days following March 31, 2026, and (ii) restricted stock units for 26,172 shares of Class A common stock that vest on May 14, 2026.

(2)
Includes 293,019 shares of Class A common stock issuable to Dr. Currie upon the exercise of options that are exercisable within 60 days following March 31, 2026.

(3)
Includes (i) 256,309 shares of Class A common stock held directly by Dr. Denner, and (ii) 9,188,635 shares of Class A common stock held by Sarissa Capital Management LP, or Sarissa. See note 9 below for information regarding the shares of Class A common stock held by Sarissa.

(4)
Includes (i) 1,271,906 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days following March 31, 2026 and (ii) restricted stock units for 93,990 shares of Class A common stock that vest within 60 days following March 31, 2026.

(5)
Based upon the information provided by The Vanguard Group, or Vanguard, in a Schedule 13G/A filed on July 7, 2025, reporting as of June 30, 2025, that Vanguard does not have sole voting power with respect to any of these shares, and has sole dispositive power with respect to 14,992,703 of these shares, shared voting power with respect to 1,156,547 of these shares, and shared dispositive power with respect to 1,209,426 of these shares. In the most recent Schedule 13G/A filed on March 27, 2026, Vanguard subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis). The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

2026 Proxy Statement   47

(6)
Based upon the information provided by Armistice Capital, LLC, or Armistice, in a Schedule 13G/A filed on February 17, 2026, reporting as of December 31, 2025. According to this Schedule 13G/A, Armistice does not have sole voting or sole dispositive power with respect to any of these shares and has shared voting and shared dispositive power with respect to all of these shares. Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the Shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities of the Issuer held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Issuer held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address of Armistice is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(7)
Based upon the information provided by Bank of America Corporation, or BofA, in a Schedule 13G filed on November 14, 2025, reporting as of September 30, 2025. According to this Schedule 13G, BofA does not have sole voting or sole dispositive power with respect to any of these shares, has shared voting power with respect to 11,984,267 of these shares and has shared dispositive power with respect to all of these shares. The address of BofA is 100 N Tryon Street, Charlotte, NC 28255.

(8)
Based upon the information provided by BlackRock, Inc., or BlackRock, in a Schedule 13G/A filed on March 7, 2025, reporting as of February 28, 2025. According to this Schedule 13G/A, Blackrock has sole voting power with respect to 11,058,821 of these shares, and a sole dispositive power over all of these shares. Blackrock does not have shared voting nor shared dispositive power with respect to any of these shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(9)
Based upon the information provided by Sarissa and Dr. Denner in a Schedule 13D/A filed on March 19, 2026, reporting as of March 17, 2026, as well as a Form 4 filed on March 17, 2026, reporting as of March 13, 2026 and March 17, 2026. According to this Schedule 13D/A, (i) Sarissa does not have sole voting or sole dispositive power with respect to any of these shares and has shared voting and shared dispositive power with respect to all of these shares, and (ii) Dr. Denner does not have sole voting or sole dispositive power with respect to any of these shares and has shared voting and shared dispositive power with respect to all of these shares. Does not include shares held directly by Dr. Denner, who is a member of our board of directors. The address of each of Sarissa and Dr. Denner is 500 West Putnam Ave, Suite 400, Greenwich, CT 06830.

Existing Equity Plan Information

The table below sets forth information with regard to securities authorized for issuance under our compensation plans as of December 31, 2025. As of December 31, 2025, we had four active equity compensation plans, each of which was approved by our stockholders:
•
Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, or the 2010 Plan;

•
2019 Plan;

•
A&R 2019 Plan; and

•
Amended and Restated 2010 Employee Stock Purchase Plan, or the A&R 2010 ESPP.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,473,433	$12.00	9,920,123
Equity compensation plans not approved by security holders	—	—	—
Total	10,473,433	$12.00	9,920,123

(1)
Amount includes the number of shares subject to issuance upon exercise of 3,399,109 outstanding stock options and vesting of 7,074,324 RSUs.

(2)
Amount includes all outstanding stock options but does not include RSUs, which do not have an exercise price.

(3)
Consists of 6,185,663 shares available for future issuance under the A&R 2019 Plan and 3,734,460 shares available for future issuance under the A&R 2010 ESPP.

48   Ironwood

Certain Relationships and Related
Person Transactions
Since January 1, 2024, except as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which, with respect to our directors and named executive officers are described under the captions Our Board of Directors — How Our Board is Paid and Executive Compensation appearing elsewhere in this proxy statement.
Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and our executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the General Corporation Law of the State of Delaware against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into indemnification agreements with our future directors and executive officers.
Procedures for Related Party Transactions

Under our code of business conduct and ethics, our directors, officers and employees are discouraged from any activity that may create or give the appearance of a conflict of interest. In addition, they must report any potential conflict of interest, including related party transactions, to their supervisor, certain members of our management or the chair of our audit committee. Pursuant to its charter, our audit committee must review and approve all related party transactions required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. In approving or rejecting a proposed transaction, the audit committee considers the relevant facts and circumstances available to and deemed relevant by the audit committee, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics and our audit committee charter are available through the Investors & Media section of our website at www.ironwoodpharma.com, under the heading Corporate Governance — Governance Documents.

2026 Proxy Statement   49

PROPOSAL No. 3
Approval of an
Amendment to
Ironwood’s Amended
and Restated 2019
Equity Incentive Plan

OUR BOARD RECOMMENDS THAT YOU APPROVE THE AMENDMENT TO IRONWOOD’S AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

Proposal No. 3

We are asking stockholders to approve an amendment to our A&R 2019 Plan to increase the number of shares of our Class A common stock available for issuance under the A&R 2019 Plan by 10,000,000 shares, or the Amendment. We refer to the A&R 2019 Plan, as so amended by the Amendment, as the Amended A&R 2019 Plan.
Reasons for Seeking Stockholder Approval
Our board of directors believes that our company’s success and long-term progress are dependent upon attracting, retaining and incentivizing qualified individuals who can serve as directors, officers, employees, consultants, and advisors, and aligning the interests of such individuals with those of our stockholders. Central to these objectives is our equity-based compensation program, which is consistent with our compensation philosophy and the compensatory practices of other pharmaceutical companies in our peer group and other companies that we compete with for talent. We and our board of directors understand that our equity compensation needs must be balanced against the dilutive effect of such programs on our stockholders. To that end, and based on a careful weighing of these considerations, as more fully described below, on March 10, 2026, upon the recommendation of our compensation and HR committee, our board of directors adopted, subject to stockholder approval, the Amendment.
The A&R 2019 Plan is our existing equity incentive plan, which was originally approved by our board of directors on March 8, 2023, and by our stockholders on June 20, 2023. When the A&R 2019 Plan was adopted, we expected that the share pool under the A&R 2019 Plan would allow us to continue to grant equity awards at our historic rates for approximately two to three more years. Consistent with our expectations, the remaining share pool under the A&R 2019 Plan is insufficient to meet our equity compensation needs. The proposed Amendment increases the number of shares of our Class A common stock available for grant under the A&R 2019 Plan by 10,000,000 shares. No other changes are being made to the A&R 2019 Plan. If the Amendment is approved, the new shares of our Class A common stock available for the grant of new awards under the Amended A&R 2019 Plan would represent approximately 7.6% of our 164,613,406 outstanding shares of our Class A common stock as of March 31, 2026.
When determining the number of additional shares to request pursuant to the Amendment, our board of directors considered the historical amounts of equity awards granted by the company, including our three-year average historical burn rate of 2.58% per year and the total number of shares of our Class A common stock underlying equity awards then outstanding, to ensure that we have the ability to maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.
Our board of directors believes the proposed dilution to stockholders due to the Amendment is judicious and sustainable and, importantly, critical to meeting our business goals, to our ability to attract, incentivize, and retain key clinical development talent, regulatory experts, and operational leadership necessary to achieve our goals of maximizing LINZESS, advancing apraglutide, and delivering sustained profits and cash flow.
We intend to utilize the Amended A&R 2019 Plan as we have utilized the A&R 2019 Plan: specifically, to grant equity awards to our new and existing employees, officers, directors, consultants, and advisors in order to incentivize, retain and reward those who are critical to our success. Our compensation and HR committee determined the requested number of shares of our Class A common stock for the Amendment based on projected annual equity awards to our employees, officers and non-employee directors, employee new hire and promotion awards, and an assessment of the magnitude of the share reserve under the Amended A&R 2019 Plan that our stockholders would likely find acceptable. If our stockholders approve the Amendment, and subject to adjustment in the event of stock splits and other similar events, awards may be made under the Amended A&R 2019 Plan for up to a maximum number of shares of our Class A common stock equal to the sum of: (i) 26,000,000 shares of our Class A common stock (of which approximately 12,592,210 shares of our Class A common stock will be available for the grant of new awards assuming target achievement of PSUs outstanding as of March 31, 2026) and (ii) any shares of our Class A common stock underlying awards that are forfeited, expired or are cancelled without the delivery of shares of Class A common stock under our 2010 Plan or under our 2019 Plan, on and following June 20, 2023.

2026 Proxy Statement   51

We expect that the proposed share pool under the Amended A&R 2019 Plan will allow us to continue to grant equity awards for approximately two to three years, but the actual duration of the share pool may vary based on changes in participation, market practices and our stock price.
The following table includes information, as of March 31, 2026, regarding (i) all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of our Class A common stock may be issued (other than our A&R 2010 ESPP); (ii) the number of shares of our Class A common stock that remain available under the A&R 2019 Plan for future awards; and (iii) the number of outstanding shares of Class A common stock.
Number of outstanding stock options	2,053,485
Weighted average exercise price of outstanding stock options	$13.29
Weighted average remaining contractual term of outstanding stock options	1.84 years
Number of outstanding RSUs	8,001,047
Number of outstanding PSUs (assuming target performance for PSUs)(1)	2,247,461
Number of shares of restricted Class A common stock awards, or RSAs, outstanding	315,000
Shares of our Class A common stock remaining available under the A&R 2019 Plan for the grant of new awards (assuming target performance for PSUs)	2,592,210
New shares of our Class A common stock requested for approval pursuant to the Amendment	10,000,000
Estimated total number of shares of our Class A common stock available for the grant of new awards under the Amended A&R 2019 Plan, assuming stockholder approval of the Amendment and assuming target achievement of PSUs(2)	12,592,210
Number of shares of our Class A common stock outstanding	164,613,406

(1)
We may periodically grant PSUs to certain employees under the A&R 2019 Plan. The PSUs granted by us generally vest in connection with the achievement of absolute or relative total shareholder return, or TSR, measured against a pre-designated peer group or an industry stock index. The PSUs also generally feature a time-based vesting component. The number of PSUs outstanding as of March 31, 2026, is reflected in the table above assuming a target achievement. The number of PSUs outstanding assuming a maximum achievement is 4,904,938.

(2)
Estimated total number of shares remaining available for issuance under the Amended A&R 2019 Plan assuming stockholder approval of the Amendment and assuming maximum achievement of PSUs is 9,934,733.

As of March 31, 2026, there were no stock appreciation rights or other-stock based awards outstanding.
Based on an analysis reviewed by our board of directors of the remaining shares available under the A&R 2019 Plan, the number of shares of our Class A common stock underlying equity awards outstanding under the A&R 2019 Plan, our historic and projected burn rate, current plan features, including the inclusion of a non-liberal share recycle provision and the equity plan guidelines established by proxy advisory firms, the board of directors approved the Amendment to ensure that we continue to have the ability to provide competitive levels of equity compensation.
If the Amendment is not approved by our stockholders, we will not have sufficient shares remaining available under the A&R 2019 Plan to grant equity awards to our employees and other service providers beginning in 2027, assuming we maintain our current burn rate. We believe that the inability to grant equity awards would materially harm our ability to attract, retain and incentivize key talent. Further, if the Amendment is not approved by our stockholders, we could be forced to increase cash compensation, which will reduce the resources we are able to allocate to meet our business needs and objectives. Therefore, we consider approval of the Amendment vital to our future success. We also believe that the increased share pool is reasonable, appropriate, and in the best interests of our stockholders.
Information Regarding Overhang and Burn Rate
In developing our share request for the Amendment and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

52   Ironwood

Overhang
Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares of our Class A common stock underlying all outstanding equity awards and (ii) the total number of shares of our Class A common stock available for the grant of future equity awards, divided by the number of shares of our Class A common stock outstanding. As of March 31, 2026, there were 12,616,993 shares of our Class A common stock underlying all outstanding equity awards, 2,592,210 shares of our Class A common stock remaining available under the A&R 2019 Plan for future awards, and 164,613,406 shares of our Class A common stock outstanding. Accordingly, our overhang at March 31, 2026 was 9.24%. If the 10,000,000 shares of our Class A common stock proposed to be authorized for grant under the Amendment are included in the calculation, our overhang on March 31, 2026, would have been 15.31%.
Burn Rate
Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares of our Class A common stock subject to equity awards granted during the year by the basic weighted average number of shares of our Class A common stock outstanding. Set forth below is a table that reflects our burn rate for the 2025, 2024, and 2023 calendar years, as well as an average over those years.
Calendar Year	Awards Granted (#)	Basic Weighted Average Number of Shares of Class A common stock Outstanding (#)	Gross Burn Rate(1)
2025	5,395,287	161,842,266	3.33%
2024	3,840,990	159,082,701	2.41%
2023	3,037,043	155,435,458	1.95%
Three-Year Average	4,091,107	158,786,808	2.58%

(1)
We define “gross burn rate” as the number of equity awards granted during the year divided by the basic weighted average number of shares of our Class A common stock outstanding. For purposes of this calculation, for each year, we counted the number of equity awards assuming target achievement for PSUs.

For more information on our equity compensation plans, please see the section titled “Our Stockholders” contained elsewhere in this proxy statement.
Description of the Amended A&R 2019 Plan
The following is a brief summary of the material features of the Amended A&R 2019 Plan. A copy of the Amendment is attached as Appendix A to this proxy statement. A copy of the Amended A&R 2019 Plan is attached as Appendix B to this proxy statement. Please note that the following summary describes the Amended A&R 2019 Plan as it is proposed to be amended by the Amendment, as opposed to the A&R 2019 Plan. The Amended A&R 2019 Plan is identical to our A&R 2019 Plan other than that the Amended A&R 2019 Plan, as it is proposed to be amended by the Amendment, increases the share pool under the A&R 2019 Plan by 10,000,000 shares of Class A common stock.
Purpose. The purpose of the Amended A&R 2019 Plan is to advance the interests of the company by providing for the grant to participants of stock, stock-based and other incentive awards, all as more fully described below.
Administration. The Amended A&R 2019 Plan is administered by our compensation and HR committee, which has the discretionary authority to, among other things, interpret the Amended A&R 2019 Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the Amended A&R 2019 Plan and awards and otherwise do all things necessary or desirable to carry out the purposes of the Amended A&R 2019 Plan. Determinations of the compensation and HR committee under the Amended A&R 2019 Plan will be conclusive and bind all persons. The compensation and HR committee may delegate certain of its powers under the Amended A&R 2019 Plan to, among others, one or more of its members or members of our board of directors or to one or more officers of the company, to

2026 Proxy Statement   53

the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law. As used herein, the term compensation and HR committee refers to our compensation and HR committee or its authorized delegates, as applicable.
Eligibility. Employees, directors of and consultants and advisors to the company and its subsidiaries are eligible to participate in the Amended A&R 2019 Plan. Eligibility for stock options intended to be incentive stock options, or ISOs, is limited to employees of the company or certain affiliates. As of March 31, 2026, we estimate that approximately 106 persons were eligible to receive awards under the Amended A&R 2019 Plan, including 5 executive officers, 94 employees (excluding the executive officers) and 7 non-employee directors.
Authorized Shares. Subject to adjustment as described below, the maximum number of shares of our Class A common stock that may be delivered in satisfaction of awards under the Amended A&R 2019 Plan will be 26,000,000 shares, plus any shares that are subject to awards under the company’s 2010 Plan or the 2019 Plan that are forfeited, expired or are cancelled without the delivery of shares of stock, or the Share Pool. The following rules apply in respect of the Share Pool:
•
All shares underlying a stock appreciation right, or SAR, any portion of which is settled in shares of our Class A common stock, will reduce the Share Pool.

•
All shares withheld in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding obligations will reduce the Share Pool.

•
Shares underlying awards that are settled in cash will not reduce the Share Pool.

•
Shares underlying awards issued under the Amended A&R 2019 Plan that expire, become unexercisable, or terminate or that are forfeited to or repurchased by the company without the issuance of stock will not reduce the Share Pool.

•
Shares delivered under awards granted in substitution for awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition, or substitute awards, will not reduce the Share Pool.

•
The Share Pool will not be increased by any shares of stock delivered under the Amended A&R 2019 Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.

Shares that may be delivered under the Amended A&R 2019 Plan may either be (i) authorized but unissued shares of Class A common stock or (ii) previously issued shares of Class A common stock acquired by the company. The closing price of our Class A common stock as reported on the Nasdaq Global Select Market on March 31, 2026, was $3.51 per share.
Individual Limits. Awards comprising no more than 2,000,000 shares of Class A common stock may be granted to any person under the Amended A&R 2019 Plan in any calendar year. In applying this limit, (i) all awards granted to the same person in the same calendar yar are aggregated and subject to the limit, (ii) the total number of shares underlying each option and each SAR will be counted against the limit and (iii) with respect to awards other than options and SARs, the maximum number of shares of Class A common stock that could be issued with respect to such award will be counted against the limit.
Director Limits. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards under the Amended A&R 2019 Plan (valued based on the grant date fair value as determined for financial accounting purposes) and other compensation paid by the company for the director’s service to our board of directors, may not exceed $600,000.

54   Ironwood

Types of Awards. The Amended A&R 2019 Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards, and other awards that are convertible into or otherwise based on our Class A common stock. Dividend equivalents may also be provided in connection with awards under the Amended A&R 2019 Plan. Dividend equivalents, if any, would be accrued and provided upon vesting of the underlying award and no dividend equivalents are paid currently for unvested awards.
•
Stock Options and SARs. Our compensation and HR committee may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our Class A common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the Amended A&R 2019 Plan may not be less than 100% of the fair market value of the shares of our Class A common stock subject to such stock option or SAR on the date of grant (or 110% in the case of certain ISOs). Each stock option and SAR will have a maximum term that does not exceed ten years from the date of grant (or five years, in the case of certain ISOs). No term of an award shall provide for automatic “reload” grants of additional awards upon the exercise of a stock option or SAR. No dividends or dividend equivalents may be paid with respect to options or SARs.

•
Restricted and Unrestricted Stock and Stock Units. Our compensation and HR committee may grant awards of stock, stock units, restricted stock and restricted stock units, or RSUs. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and an RSU is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified service- or performance-based conditions are not satisfied. No dividends may be paid on restricted stock until the applicable service-or performance-based vesting conditions are satisfied.

•
Performance Awards. Our compensation and HR committee may grant performance awards, which are awards subject to performance criteria.

•
Other Stock- and Cash-Based Awards. Our compensation and HR committee may grant other incentives payable in cash or in shares of our Class A common stock, subject to such terms and conditions as are determined by our compensation and HR committee.

•
Substitute Awards. Our compensation and HR committee may grant substitute awards, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended A&R 2019 Plan.

Vesting; Terms of Awards. Our compensation and HR committee determines the terms of all awards granted under the Amended A&R 2019 Plan, including the time or times when an award vests or becomes exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on outstanding awards. Our compensation and HR committee may at any time accelerate the vesting or exercisability of an award.
No “Evergreen” Provision. The Amended A&R 2019 Plan does not include an evergreen provision.
No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the Amended A&R 2019 Plan may not be amended to reduce the exercise price or base value of the stock option or SAR, cancelled and exchanged for stock options or SARs with an exercise price or base value that is less than the exercise price or base value of the original stock option or SAR, or cancelled when the exercise price or base value of the stock option or SAR is greater than the fair market value of a share of our Class A common stock on the date of such cancellation in exchange for cash or other consideration, in each case, without stockholder approval.
Transferability of Awards. Except as our compensation and HR committee may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

2026 Proxy Statement   55

Performance Criteria. The Amended A&R 2019 Plan provides for grants of performance awards subject to “performance criteria,” which may relate to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, product or product candidate, project or geographical basis or in combinations thereof), among any other criteria determined by our compensation and HR committee: achievement of research, clinical trial or other drug development objectives; achievement of regulatory objectives; achievement of manufacturing and/or supply chain or other operational objectives; sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, licenses, collaborations and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any other objectives determined by our compensation and HR committee. Performance criteria and any related targets need not be based on an increase, a positive or improved result or avoidance of loss. Our compensation and HR committee may provide that one or more of the “performance criteria” specified above will be adjusted to reflect events (including, but not limited to, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the applicable performance period that affect the applicable performance criterion or criteria.
Effect of Certain Transactions. In the event of a consolidation, merger or similar transaction in which the company is not the surviving corporation, the sale of all or substantially all of the company’s assets or Class A common stock, or a dissolution or liquidation of the company, our compensation and HR committee may, with respect to outstanding awards, provide for:
•
The assumption, continuation or substitution of some or all awards or any portion thereof by the acquirer or surviving entity;

•
The cash payment in respect of some or all awards or any portion thereof equal to the difference between the fair market value of the shares subject to the award and its exercise or purchase price, if any, on such terms and conditions as our compensation and HR committee determines; and/or

•
The acceleration of exercisability or delivery of shares in respect of some or all awards or any portion thereof.

In the case of shares of restricted stock, our compensation and HR committee may require that any amounts delivered, exchanged or otherwise paid in respect of those shares in connection with the transaction be placed in escrow or otherwise made subject to restrictions determined by our compensation and HR committee.
Changes in and Distributions with Respect to Class A Common Stock. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring under the applicable financial accounting rules, the compensation and HR committee shall make appropriate adjustments to the maximum number of shares authorized for issuance under the Amended A&R 2019 Plan and to the applicable share limits thereunder, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying awards that are then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to awards or any other provision of the awards affected by the change. The compensation and HR committee may also make any of the foregoing adjustments to take into account distributions to stockholders other than those required pursuant to the prior sentence if the compensation and HR committee determine that such adjustments are appropriate to avoid distortion in the operation of the plan, subject to applicable tax rules.

56   Ironwood

Effective Date, Amendments and Termination. Our board of directors adopted the Amendment to the A&R 2019 Plan on March 10, 2026, subject to approval by our stockholders. If the Amendment to the A&R 2019 Plan is approved by our stockholders, the Amended A&R 2019 Plan will become effective as of the date of such approval. No awards will be granted under the Amended A&R 2019 Plan after May 30, 2029, which is the tenth anniversary of the date the 2019 Plan (and not, for the avoidance of doubt, the A&R 2019 Plan or the Amended A&R 2019 Plan) was adopted by our board of directors. Our compensation and HR committee may at any time amend the Amended A&R 2019 Plan or any outstanding award and may at any time terminate the Amended A&R 2019 Plan as to future grants. However, except as expressly provided in the Amended A&R 2019 Plan, our compensation and HR committee may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless our compensation and HR committee expressly reserved the right to do so at the time the award was granted). Any amendments to the Amended A&R 2019 Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.
Certain Federal Income Tax Consequences
The following discussion summarizes certain federal income tax consequences associated with certain awards granted under the Amended A&R 2019 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Amended A&R 2019 Plan, nor does it cover state, local or non-U.S. taxes.
ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the company is not entitled to a deduction.
NSOs. In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as a capital gain or loss for which the company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
SARs. In general, the grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the company.
Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the company.
Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the company. However, a participant may make an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of

2026 Proxy Statement   57

acquisition less any price paid for the shares. A corresponding deduction will generally be available to the company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions. For purposes of determining capital gain or loss on a sale of shares awarded under the Amended A&R 2019 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
RSUs. In general, the grant of an RSU does not itself result in taxable income. Instead, the participant is generally taxed upon the delivery of the underlying shares (and a corresponding deduction is generally available to the company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code.
New Plan Benefits
The type of future benefits or amounts that would be received under the Amended A&R 2019 Plan by any person or group are discretionary and are therefore not determinable at this time, other than as set forth below in connection with our Director Compensation Policy.
Under our Director Compensation Policy, at each upcoming annual meeting of stockholders, our non-employee directors are granted RSAs, with the number of shares subject to the award equal to $250,000 divided by the average closing price of our Class A common stock on the Nasdaq Global Select Market (or the stock exchange on which our stock is being actively traded) for the six months preceding the month in which the award is granted, rounded down to the nearest whole share. Each non-employee director who is first elected to our board of directors will, upon such director’s initial election, be granted RSAs of our Class A common stock, with the number of shares subject to the award equal to $250,000 divided by the average closing price of our Class A common stock on the Nasdaq Global Select Market (or the stock exchange on which our stock is being actively traded) for the six months preceding the month in which the award is granted, rounded down to the nearest whole share. In addition, under our Director Compensation Policy, if a non-employee director is elected other than at an annual meeting of our stockholders, then upon such director’s initial election to our board of directors, such director will be granted the number of RSAs of our Class A common stock granted to non-employee directors at the most recent annual meeting of our stockholders, prorated based on the number of days between the last annual meeting of our stockholders and the date on which the non-employee director began service with us.
New Plan Benefits Table
Name and Position	Dollar Value ($)	Number of Restricted Shares (#)
Thomas McCourt, Chief Executive Officer	—	—
Gregory Martini, Senior Vice President, Chief Financial Officer	—	—
Tammi Gaskins, Senior Vice President, Chief Commercial Officer	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)	1,750,000	(2)
All employees, including all current officers who are not executive officers, as a group	—	—

(1)
Under our Director Compensation Policy, at the 2026 annual meeting of stockholders, our then-serving non-employee directors are expected to be granted RSAs, with the number of shares subject to the award equal to $250,000 divided by the average closing price of our Class A common stock on the Nasdaq Global Select Market for the six months preceding the month in which the award is granted, rounded down to the nearest whole share. The Dollar Value in the table set forth above represents $250,000 of RSAs expected to be granted to each of our

58   Ironwood

seven non-employee directors on the date of the 2026 annual meeting of stockholders, which election of such directors is more fully described in Proposal No. 1 of this proxy statement). The table excludes (i) RSAs the non-employee directors may be entitled to receive under our Director Compensation Policy for subsequent years following 2026 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended A&R 2019 Plan.
(2)
The RSAs to be granted on the date of our 2026 annual meeting of stockholders to each of our then-serving non-employee directors will equal to $250,000 divided by the average closing price of our Class A common stock on the Nasdaq Global Select Market for the six months preceding the month in which the award is granted, rounded down to the nearest whole share. The number of shares is not determinable at this time.

Awards Granted under the Current A&R 2019 Plan
The following table shows the awards that were granted under the A&R 2019 Plan since its adoption through March 31, 2026, to the individuals and groups described in the table below:
Name and Principal Position	Number of Shares of Class A Common Stock under Stock Options (#)	Number of Shares of Class A Common Stock under RSUs (#)	Number of Shares of Class A Common Stock under PSUs (assuming maximum achievement) (#)	Number of Shares of Class A Common Stock under RSAs (#)
Thomas McCourt, Chief Executive Officer	—	1,214,712	2,694,300	—
Gregory Martini, Senior Vice President, Chief Financial Officer	—	283,023	495,446	—
Tammi Gaskins, Senior Vice President, Chief Commercial Officer	—	319,023	495,446	—
All current executive officers as a group	—	2,454,391	4,796,086	—
All current directors, who are not executive officers, as a group	—	—	—	715,163
Each nominee for election as a director
Mark Currie, Ph.D.	—	—	—	91,661
Alexander Denner, Ph.D.	—	—	—	161,527
Jon Duane	—	—	—	91,661
Marla Kessler	—	—	—	91,661
Thomas McCourt	—	1,214,712	2,694,300	—
Julie McHugh	—	—	—	91,661
Catherine Moukheibir	—	—	—	95,331
Jay Shepard	—	—	—	91,661
Each associate of any of such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5 percent or more of such options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	—	9,827,634	500,724	—

2026 Proxy Statement   59

Vote Required
The approval of this proposal requires the affirmative vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes will not affect the outcome of this proposal. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your broker nominee how to vote on this proposal, your broker nominee will deliver a broker non-vote. Any shares that are not voted, whether by abstention, broker non-votes, or otherwise, will not affect the outcome of this proposal.

60   Ironwood

PROPOSAL No. 4
Ratification of
Our Selection
of Auditors

OUR BOARD RECOMMENDS THAT YOU RATIFY THE SELECTION OF KPMG LLP AS OUR AUDITORS FOR FISCAL YEAR 2026

Proposal No. 4

Our audit committee has appointed KPMG LLP, or KMPG, to serve as our auditors for the fiscal year ending December 31, 2026. KPMG, an independent registered public accounting firm, has served as Ironwood’s auditor since July 2025.
On July 3, 2025, our audit committee appointed KPMG to serve as our new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2025. On July 3, 2025, our audit committee also dismissed Ernst & Young LLP, or EY, as our independent registered public accounting firm. The audit committee made its decision after soliciting and reviewing competitive proposals from independent registered public accounting firms, including EY. The reports of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the our fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through July 3, 2025, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of such disagreement in its reports on the our consolidated financial statements for the relevant year, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.
EY’s report on our internal control over financial reporting as of December 31, 2024, contained an adverse opinion, specifically, that we did not maintain effective internal control over financial reporting as of December 31, 2024, due to the effect of certain material weaknesses described in such report. The material weaknesses in our internal control over financial reporting related to certain control deficiencies in the design and implementation entity level controls, information technology general controls, financial statement close process controls, and expenditures controls, as previously reported in “Part II, Item 9A — Controls and Procedures” of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025. Such material weaknesses did not result in a restatement of previously issued annual consolidated financial statements or condensed interim consolidated financial statements. These material weaknesses were discussed among our audit committee and EY. We authorized EY to respond fully to the inquiries of KPMG, the successor independent registered public accounting firm, concerning the subject matter of these material weaknesses.
During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through July 3, 2025, neither we, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided to us by KPMG that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Detailed disclosure of the audit and other fees billed for services rendered by EY during 2025 and 2024, and KPMG during 2025, is set forth below. Based on these disclosures and information in the audit committee report on page 14 of this proxy statement, our audit committee is satisfied that our auditors are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board of directors considers it desirable to seek, and recommends, stockholder ratification of its selection of KPMG as its auditors for fiscal year 2026.
Representatives of KPMG are expected to attend the virtual annual meeting to answer any appropriate questions and they will have the opportunity to make a statement if they wish.
The table below presents aggregate fees for professional audit services rendered by KPMG and EY, as applicable, for the audits of our annual financial statements for the years ended December 31, 2025 and 2024 and fees billed for other services rendered by KPMG during 2025 and EY during those periods. It is the audit committee’s policy that all audit and non-audit services to be performed by our auditors be pre-approved. The audit committee annually reviews and

62   Ironwood

pre-approves the permissible services that may be provided by our auditors to assure the provision of such services does not impair the auditor’s independence. In accordance with the pre-approval policy, our management informs the audit committee of each service performed by our auditors pursuant to the pre-approval policy. Requests to provide services that require separate approval by the audit committee are submitted to the audit committee or its designee by our chief financial officer or principal accounting officer and our auditors. All of the services described in the following fee table were approved in conformity with the audit committee’s pre-approval policy.
	Ernst & Young		KPMG
	2025	2024	2025	2024
Audit fees	$138,624	$3,125,000	$1,300,000	$—
Audit-related fees	$—	$—	$—	$—
Tax fees	$—	$—	$455,811	$—
All other fees	$—	$—	$—	$—
Total	$138,624	$3,125,000	$1,755,811	$—
Audit fees in 2025 and 2024 were for professional services rendered by KPMG and EY, as applicable, for the audits of our financial statements and internal controls over financial reporting, including accounting consultations and reviews of quarterly financial statements.
No audit-related fees were billed for services rendered by KPMG and EY in 2025 or 2024.
Tax fees in 2025 were for professional services rendered by KPMG for tax compliance and tax advice.
Other than the foregoing, KPMG and EY did not provide any other services to us in 2025 or 2024.
Vote Required
The approval of the proposal to ratify the selection of KPMG as our auditors for the year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast for or against the proposal. Because we believe this matter to be discretionary, a broker nominee may vote on your behalf if you do not otherwise provide instructions. As a result, we do not expect there will be any broker non-votes on this matter. Abstentions and any broker non-votes will not affect the outcome of this proposal. Although stockholder ratification of our audit committee’s appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2026, is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at our annual meeting, our audit committee and board will reconsider the appointment of KPMG as our independent registered public accounting firm for future service.

2026 Proxy Statement   63

User’s Guide
Our board of directors is soliciting proxies for the 2026 annual meeting of stockholders. This proxy statement explains the agenda, voting information and procedures for the meeting. Please read it carefully. This proxy statement and related materials are first being made available to stockholders on or about April 28, 2026, and the notice of internet availability of proxy materials is first being sent to our stockholders on the same day. All stockholders will also have the ability to access the proxy materials online through the Investors & Media section of our website at www.ironwoodpharma.com, under the heading Financials — SEC Filings.
Who can vote
Only stockholders of record of our Class A common stock at the close of business on April 21, 2026, can vote at the meeting.
Quorum
In order to hold and complete the business of the annual meeting, we must have a majority of the votes entitled to be cast present at the meeting or represented by proxy. On our record date, April 21, 2026, we had 164,613,406 shares of our Class A common stock outstanding and entitled to vote. With respect to all matters that will come before the meeting, each share is entitled to one vote.
Notice of internet availability of proxy materials
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a notice of internet availability of proxy materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the notice and to request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the internet and how to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet or through email to help reduce the environmental impact of our annual meetings.
Voting procedures — stockholders of record and beneficial owners
You are a stockholder of record if your shares of our stock are registered directly in your own name with our transfer agent, Computershare Trust Company, N.A., or Computershare. You are a beneficial owner if a brokerage firm, bank, trustee or other agent, called a “nominee,” holds your stock. This is often called ownership in “street name” because your name does not appear in the records of Computershare. If you hold your shares in street name, you should receive a voting instruction form from your nominee.
How to vote your shares.
If you are a stockholder of record, there are four ways to vote:
•
Online Before the Meeting. You may vote by proxy via the internet by following the instructions provided on the notice of internet availability of proxy materials or the proxy card. You must have the 16-digit control number that is on either the notice of internet availability of proxy materials or the proxy card when voting.

64   Ironwood

•
Online During the Meeting. You may vote online during the annual meeting through the link The 16-digit control number provided on your notice of internet availability of proxy materials or proxy card is necessary to access the website. The meeting will begin at 9:00 a.m. Eastern Time (with log-in beginning at 8:45 a.m. Eastern Time) on Tuesday, June 16, 2026.

•
By Telephone. If you request printed copies of the proxy materials by mail and you live in the United States or Canada, you may vote by proxy by calling the toll-free number found on the proxy card. You must have the control number that is on the proxy card when voting.

•
By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If you are a beneficial owner of shares held in street name, there are four ways to provide voting instructions:
•
Online Before the Meeting. You may provide voting instructions via the internet by following the instructions provided on your voting instruction form. You must have the 16-digit control number that is on the voting instruction form when voting.

•
Online During the Meeting. You may vote online during the annual meeting through the link www.virtualshareholdermeeting.com/IRWD2026. The 16-digit control number provided on your voting instruction form is necessary to access the website. The meeting will begin at 9:00 a.m. Eastern Time (with log-in beginning at 8:45 a.m. Eastern Time) on Tuesday, June 16, 2026.

•
By Telephone. You may provide voting instructions by calling the toll-free number found on your voting instruction form. You must have the control number that is on the voting instruction form when voting.

•
By Mail. You may provide voting instructions by filling out the voting instruction form and sending it back in the envelope provided.

How you may revoke your proxy or voting instructions. If you are a stockholder of record, you may revoke or amend your proxy before it is voted at the annual meeting by writing to us directly in a timely manner “revoking” your earlier proxy, submitting a new proxy in a timely manner with a later date by mail, over the telephone or on the internet, or by attending the meeting and voting. Your last dated proxy timely received prior to or vote cast at the annual meeting will be counted.
What if you receive more than one notice of internet availability of proxy materials, proxy card or voting instruction form? This means that you may have more than one account at Computershare and/or with a nominee. Your notice of internet availability of proxy materials, proxy card or voting instruction form lists the number of shares you are voting. Please vote the shares on all notices of internet availability of proxy materials, proxy cards and voting instruction forms that you receive.
We recommend you consolidate your holdings under the same name, address and tax identification number, if possible. This will eliminate some duplication of mailings and reduce costs. Please contact your nominee to consolidate accounts, or our transfer agent, Computershare, at (800) 368-5948, as applicable.
Householding of proxy materials. SEC rules concerning the delivery of proxy materials allow us or your nominee to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your nominee believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written request, a separate copy to a stockholder at a shared address to which a single copy of the notice of internet availability of proxy materials was delivered. You may make a written request by sending a notification to our Secretary at the address below, providing your name, your shared address, and the address to which we should direct the additional copy of the notice of internet availability of proxy materials. Multiple

2026 Proxy Statement   65

stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at the below address, as well. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be sent to us at the below address. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Any request relating to receipt of proxy materials should be sent to: Secretary, Ironwood Pharmaceuticals, Inc., 100 Summer Street, Suite 2300, Boston, Massachusetts 02110, or by telephone: (617) 621 7722.
Abstentions and “broker non-votes.” If you are a stockholder of record and you vote “abstain” or “withhold” on any matter, your shares will not be voted on that matter and will not be counted as votes cast in the final tally of votes on that matter. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding shares through a broker nominee, you may instruct your broker nominee that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director.
A broker nominee generally may not vote on “non-discretionary” matters without receiving your specific voting instructions. A “broker non-vote” occurs when a broker nominee holding shares in street name votes shares on some matters at the meeting but not others. Like abstentions, broker non-votes are counted as present and entitled to vote for quorum purposes, but are not counted as votes cast. Broker nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to discretionary matters. Although the determination of whether a broker nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that at the annual meeting of stockholders your broker nominee will not be able to submit a vote on the election of directors, the advisory vote on named executive officer compensation and the amendment to our A&R 2019 Plan unless it receives your specific instructions, but will be able to vote on the ratification of the selection of our independent auditors even if it does not receive your instructions. As a result, if your broker nominee does not receive your specific instructions for these proposals, it will submit a broker non-vote. The broker nominee may, however, vote on the ratification of the selection of our independent auditors even if it does not receive your instructions.
Discretionary authority. If you are a stockholder of record and you properly submit your proxy card without making any specific selections, your shares will be voted on each matter before the annual meeting in the manner recommended by our board of directors. If other matters not included in this proxy statement properly come before the annual meeting, the persons named on the proxy card, or otherwise designated, will have the authority to vote on those matters for you as they determine, to the extent permitted by Rule 14a-4(c)(1) of the Exchange Act. If you are a beneficial owner of shares held in street name, please see the discussion above regarding broker non-votes and the rules related to voting by broker nominees.
Vote required
The required vote for each of the proposals expected to be acted upon at the annual meeting is described below.
Proposal No. 1 — Election of Directors:
The election of the board of director nominees will be determined by a plurality of the votes cast, meaning that board of director nominees with the greatest number of votes cast for election, even if less than a majority, will be elected as directors to serve for one-year terms and until his or her successor is duly elected and qualified or until their death, resignation or removal. We expect that broker nominees will not have discretion to vote on this proposal without your instruction; if you do not instruct your broker nominee how to vote on this proposal, your broker nominee will deliver a broker non-vote. Votes withheld and broker non-votes will not affect the outcome of this proposal.
Proposal No. 2 — Advisory (non-binding) Vote on Named Executive Officer Compensation, or “Say-on-Pay”:
The approval of this proposal requires the affirmative vote of a majority of the votes cast for or against the proposal. As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by

66   Ironwood

the company or the board (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board (or any committee thereof).
However, our board of directors, including our compensation and HR committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the named executive officer compensation disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns. We expect that broker nominees will not have discretion to vote on this proposal without your instruction; if you do not instruct your broker nominee how to vote on this proposal, your broker nominee will deliver a broker non-vote. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the outcome of this proposal.
Proposal No. 3 — Approve an Amendment to the Ironwood Pharmaceuticals, Inc. Amended and Restated 2019 Equity Incentive Plan to Increase the Number of Shares Available for Issuance Thereunder by 10,000,000 Shares:
The approval of this proposal requires the affirmative vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes will not affect the outcome of this proposal. We expect that broker nominees will not have discretion to vote on this proposal without your instruction; if you do not instruct your broker nominee how to vote on this proposal, your broker nominee will deliver a broker non-vote. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the outcome of this proposal.
Proposal No. 4 — Ratification of Auditors:
The approval of this proposal requires a the affirmative vote of majority of the votes cast for or against the proposal. Abstentions and any broker non-votes will not affect the outcome of this proposal. Further, because we believe this matter to be discretionary, a broker nominee may vote on your behalf if you do not otherwise provide instructions. As a result, we do not expect there will be any broker non-votes on this matter.
Results of the voting. We expect to announce the preliminary voting results at the annual meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC, within four business days following the annual meeting.
Costs of solicitation and solicitation participants. We will pay the costs of soliciting proxies. These costs also include support for the hosting of the virtual meeting. We will solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Our directors, our officers and our employees also may solicit proxies on our behalf, personally, electronically or by telephone, facsimile or mail or other means, without additional compensation. We may request that brokerage firms, banks and other agents forward proxy materials to beneficial owners and we would reimburse such institutions for their out-of-pocket expenses incurred.
We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts. We have engaged one such third party, MacKenzie Partners, to assist in the solicitation of proxies and provide related advice and informational support, for service fees of up to $14,000 and the reimbursement of certain expenses.
Additional Meeting Information
We encourage you to access the meeting prior to the start time. Please allow sufficient time for online log-in, which begins at 8:45 a.m. Eastern Time. You may check your browser’s compatibility any time prior to the meeting at www.virtualshareholdermeeting.com/IRWD2026. If you want to submit a question you may do so electronically starting at the time of check-in or during the meeting.
If you have technical difficulties or trouble accessing the virtual meeting, there will be technicians ready to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

2026 Proxy Statement   67

Stockholder Communications, Proposals
and Nominations for Directorships
Communications

A stockholder may send general communications to our board of directors, any committee of our board of directors or any individual director by directing such communication to Secretary, Ironwood Pharmaceuticals, Inc., 100 Summer Street, Suite 2300, Boston, Massachusetts 02110. All communications will be reviewed by our Secretary and, if requested by the stockholder, forwarded to our board of directors or an individual director, as applicable. Our Secretary reserves the right not to forward to our board of directors or any individual director any abusive, threatening or otherwise inappropriate materials.
Any request for materials or other communications directed to our secretary should be sent to: Secretary, Ironwood Pharmaceuticals, Inc., 100 Summer Street, Suite 2300, Boston, Massachusetts 02110.
Proposals and Nominations

Stockholders who wish to present a proposal for inclusion in our proxy materials for our 2027 annual meeting should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and our bylaws. Those procedures require that we receive a stockholder proposal in writing no later than December 29, 2026, in order for such proposal to be included in our proxy materials.
Under our bylaws, stockholders who wish to nominate a director or include a proposal in our 2027 annual meeting of stockholders (but do not wish to include such proposal in our proxy materials) must give us timely notice. To be timely, a notice of director nomination or other proposal for the 2027 annual meeting of stockholders must be received by us no earlier than March 18, 2027 and no later than April 17, 2027, unless the date of the 2027 annual meeting of stockholders is more than 30 days before or after the anniversary date of the 2026 annual meeting of stockholders, in which event the notice must be received by us on or before 15 days after the day on which the date of the 2027 annual meeting of stockholders is first disclosed in a public announcement. The notice must contain specified information that is prescribed in our bylaws about you and the director nominee or the proposal, as applicable. If any director nomination or stockholder proposal is submitted after April 17, 2027, our bylaws provide that the nomination or the proposal shall be disregarded. Any stockholder who intends to solicit proxies in support of a director nominee other than the company’s nominees must also comply with Rule 14a-19 under the Exchange Act, including providing notice that sets forth the information required by Rule 14a-19 no later than April 19, 2027. If the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of the 2026 annual meeting of stockholders, such notice must instead be provided by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th day following the first public announcement by the Company of the date of the 2027 annual meeting of stockholders.

68   Ironwood

SEC Filings
We file annual, quarterly and current reports, as well as other information with the SEC. You can obtain any of them from the SEC at its website at www.sec.gov . The documents are also available from us without charge by requesting them in writing or by telephone from Ironwood Pharmaceuticals, Inc., 100 Summer Street, Suite 2300, Boston, Massachusetts 02110, Attention: Investor Relations, telephone: (617) 621-7722, or by visiting the Investors & Media section of our website at www.ironwoodpharma.com.

2026 Proxy Statement   69

Appendix A
Amendment No. 1 to Amended and
Restated 2019 Equity Incentive Plan
IRONWOOD PHARMACEUTICALS, INC.
AMENDMENT NO. 1 TO AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) is made to the Amended and Restated 2019 Equity Incentive Plan (the “Plan”) of Ironwood Pharmaceuticals, Inc. (the “Company”).
1.
The reference to “16,000,000 shares” in the first sentence of Section 4(a) of the Plan is replaced in its entirety with “26,000,000 shares”.

Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Plan.
This Amendment was adopted by the Board of Directors of the Company on March 10, 2026, and was approved by the stockholders of the Company on [•], 2026.

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Appendix B
Amended and Restated 2019 Equity Incentive Plan (as amended by Amendment No. 1)
IRONWOOD PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
(AS AMENDED BY AMENDMENT NO. 1)

1.
DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and includes certain operational rules related to those terms.
2.
PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock, Stock-based and other incentive Awards. The Plan is effective as of the Effective Date.
3.
ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock, or other property); prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan are conclusive and bind all persons.
4.
LIMITS ON AWARDS UNDER THE PLAN

(a)   Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Awards under the Plan is (1) 26,000,000 shares, plus (2) any shares of Stock underlying awards that are forfeited, expired or are cancelled without the delivery of shares of Stock under the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan or the Company’s 2019 Equity Incentive Plan on and following the Effective Date (each, a “Prior Plan Award”). Up to the total number of shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. Further, (i) any shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or Prior Plan Award or in satisfaction of tax withholding requirements with respect to an Award or Prior Plan Award and (ii) the full number of shares of Stock covered by any Award or Prior Plan Award that is a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement) will not be available for grant under the Plan. Any shares of Stock underlying any Awards or Prior Plan Awards that are settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock will become available for grant under the Plan upon the cash settlement, expiration, becoming unexercisable, termination, or forfeiture to or repurchase by the Company of such Awards or Prior Plan Awards. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422.
(b)   Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will be in addition to and will not reduce

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the number of shares available for Awards under the Plan set forth in Section 4(a), but, notwithstanding anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash, expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Stock, the shares of Stock previously subject to such Award will not be available for future grants under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all, provided, however, that Substitute Awards will not be subject to, or counted toward, the per-Participant Award limits described in Section 4(d) below.
(c)   Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(d)   Individual Limit.
(1)
Awards comprising no more than 2,000,000 shares of Stock may be granted to any person under the Plan in any calendar year. In applying the foregoing limit, (i) all Awards granted to the same person in the same calendar year are aggregated and made subject to one limit; (ii) the limit as applicable to Stock Options and SARs refers to the number of shares of Stock underlying those Awards; and (iii) the share limit as applicable to Awards other than Stock Options and SARs refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards assuming a maximum payout.

(2)
Notwithstanding the foregoing limit, the aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, for his or her services as a Director during such calendar year may not exceed $600,000 in the aggregate, calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout.

5.   ELIGIBILITY AND PARTICIPATION
The Administrator shall select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).
6.
RULES APPLICABLE TO AWARDS

(a)   All Awards.
(1)   Award Provisions. The Administrator shall determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)   Term of Plan. No Awards may be made after 10 years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)   Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Administrator may impose.

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(4)   Vesting. The Administrator shall determine the time or times at which an Award vests or becomes exercisable and the terms on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, including, but not limited to, in connection with providing consideration for a restrictive covenant, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, the following rules will apply if a Participant’s Employment ceases:
(A)   Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(B)   Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)   Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate. In addition, if the Participant’s Employment ceases for any reason other than pursuant to (D) below and in the three months following such cessation of Employment the Participant dies or experiences a Disability, the exercisability of all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, will automatically be extended upon such event and will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)   All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.
(5)   Recovery of Compensation. The Administrator may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Stock acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which he or she is bound, or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Administrator may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Stock acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act, or any related Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees or will be deemed to have agreed to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than

2026 Proxy Statement   B-3

the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)   Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator shall prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary, including, but not limited to, (a) providing that the Administrator may hold back shares of Stock from an Award, (b) permitting a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements, or (c) permitting an authorized broker-dealer to sell shares of Stock subject to an Award and remit the cash proceeds of such sale to the Company to satisfy any tax withholding requirements related to such Award (provided that such arrangements will not result in withholding in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).
(7)   Dividends and Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.
(8)   Rights Limited. Nothing in the Plan may be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(9)   Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).
(10)   Section 409A.
(A)   Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B)   Notwithstanding Section 9 of this Plan or any other provision of this Plan or any Award agreement to the contrary, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(C)   If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable

B-4   Ironwood

on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(D)   For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.
(E)With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b)   Stock Options and SARs.
(1)   Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of a Stock Option or SAR.
(2)   Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent stockholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.
(3)   Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)   Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).
(5)   No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel

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outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.
EFFECT OF CERTAIN TRANSACTIONS

(a)   Covered Transactions. Except as otherwise expressly provided in an Award agreement, another agreement between the Company and a Participant, or the Company’s Change of Control Severance Plan or otherwise by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(1)   Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)   Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of one share of Stock, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Award.
(3)   Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(4)   Termination of Awards upon Consummation of a Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Covered Transaction, other than any Award that is assumed or substituted pursuant to Section 7(a)(1) above.
(5)   Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(b)   Changes in and Distributions with Respect to Stock.
(1)   Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate

B-6   Ironwood

adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be issued under the Plan and to the maximum share limits described in Section 4(d), and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(2)   Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, to the extent applicable.
(3)   Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.
LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been registered with the U.S. Securities and Exchange Commission and listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued to Participants under the Plan or the Shares will be evidenced by book-entry, the Administrator may require that any certificates evidencing Stock issued under the Plan or the book-entry reflecting the issuance of Stock under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold any such certificates pending lapse of the applicable restrictions.
9.
AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Administrator.
10.
OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
11.
MISCELLANEOUS

(a)   Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a

2026 Proxy Statement   B-7

court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)   Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest or penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to an Award.
12.
ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Administrator) by adopting supplements to the Plan containing, in each case, such limitations on the Administrator’s discretion under the Plan, and such additional terms and conditions, as the Administrator deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Administrator).
13.
GOVERNING LAW

(a)   Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)   Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)   Jurisdiction. By accepting (or being deemed to have accepted) an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

B-8   Ironwood

Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topics 505 and 718, as applicable, or any successor provision.
“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation. Notwithstanding the foregoing, only the Board or the Compensation Committee shall be authorized to grant an Award to any director of the Company or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
“Award”: Any or a combination of the following:
(i)   Stock Options.
(ii)   SARs.
(iii)  Restricted Stock.
(iv)  Unrestricted Stock.
(v)   Stock Units, including Restricted Stock Units.
(vi)  Performance Awards.
(vii)   Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.
“Board”: The Board of Directors of the Company.
“Cause”: With respect to a Participant, (i) dishonesty with respect to the Company or any affiliate of the Company, (ii) insubordination, substantial malfeasance or non-feasance of duty, (iii) unauthorized disclosure of confidential information, (iv) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any affiliate of the Company, and (v) conduct substantially prejudicial to the business of the Company or any affiliate of the Company; provided, however, that this definition of “Cause” shall be superseded by (a) the definition of “Cause” contained in an agreement between a Participant and the Company or any affiliate of the Company that is in effect at the time of such termination, with respect to that Participant and (b) the definition of “Cause” contained in the Company’s Change of Control Severance Benefit Plan to the extent such plan is in effect at the time of such termination, the Participant is a participant in such plan and such termination occurs within the period during which the Participant is eligible for enhanced severance benefits under the Company’s Change of Control Severance Benefit Plan. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company; provided, however, that if the determination is made within the period during which the Participant is eligible for enhanced severance benefits under the Company’s Change of Control Severance Benefit Plan, then the determination will be subject to de novo review.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Compensation Committee”: The Compensation and HR Committee of the Board.
“Company”: Ironwood Pharmaceuticals, Inc., a Delaware corporation.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in

2026 Proxy Statement   B-9

the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Date of Adoption”: The earlier of the date The Ironwood Pharmaceuticals, Inc. 2019 Equity Incentive Plan was first approved by the Company’s stockholders or adopted by the Board, as determined by the Committee.
“Director”: A member of the Board who is not an Employee.
“Disability”: A disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan in which the Participant participates. If a Participant does not participate a long-term disability plan of the Company, Disability means a permanent and total disability as defined in Section 22(e)(3) of the Code.
“Effective Date”: The date on which the Plan is first approved by the Company’s stockholders.
“Employee”: Any person who is employed by the Company or any of its subsidiaries.
“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or any of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.
“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”: A person who is granted an Award under the Plan.
“Performance Award”: An Award subject to Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved

B-10   Ironwood

result or avoidance of loss and may be applied to the Participant individually, or to a business unit or division or the Company as a whole and may relate to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, product or product candidate, project or geographical basis or in combinations thereof), among any other criteria determined by the Administrator: achievement of research, clinical trial or other drug development objectives; achievement of regulatory objectives; achievement of manufacturing and/or supply chain or other operational objectives; sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, licenses, collaborations and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any other objectives determined by the Administrator. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted to reflect events (including, but not limited to, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the applicable performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: The Ironwood Pharmaceuticals, Inc. Amended and Restated 2019 Equity Incentive Plan, as from time to time amended and in effect.
“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified service or performance-based conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value at the discretion of the Administrator) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code.
“Section 422”: Section 422 of the Code.
“Stock”: Class A common stock of the Company, par value $0.001 per share.
“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Substitute Awards”: Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

2026 Proxy Statement   B-11

Ironwood®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92718-P47402 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IRONWOOD PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR ALL the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark Currie, Ph.D.
02) Alexander Denner, Ph.D.
03) Jon Duane
04) Marla Kessler
05) Thomas McCourt
06) Julie McHugh
07) Catherine Moukheibir
08) Jay Shepard

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET IRONWOOD PHARMACEUTICALS, INC. Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above 100 SUMMER STREET, SUITE 2300 BOSTON, MA 02110You may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructionsto obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IRWD2026 You may also vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark,sign and date yourproxycard and returnitin the postage-paidenvelope we haveprovided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way,Edgewood, NY 11717. V92718-P47402 IRONWOOD PHARMACEUTICALS, INC.ForWithholdForAll To withhold authority to vote for any individualAll AllExceptnominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below. the following: 1.Election of Directors. To elect eight director nominees !!!numbered 01 through 08 to serve for a one-year term extending until the 2027 annual meeting of stockholdersand their successors are duly elected and qualified. Nominees: 01)Mark Currie, Ph.D.05)Thomas McCourt 02)Alexander Denner, Ph.D.06)Julie McHugh 03)Jon Duane07)Catherine Moukheibir 04)Marla Kessler08)Jay Shepard The Board of Directors recommends you vote FOR the following proposals:ForAgainstAbstain 2.Approval, by non-binding advisory vote, of the compensation paid to the named executive officers.!!! 3.Approval of an amendment to Ironwood Pharmaceuticals, Inc. Amended and Restated 2019 Equity Incentive Plan to increase the number of shares !!!available for issuance thereunder by 10,000,000 shares. 4.Ratification of the selection of KPMG LLP as Ironwood Pharmaceuticals, Inc.'s independent registered public accounting firm for 2026.!!! NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V92719-P47402 IRONWOOD PHARMACEUTICALS, INC. Annual Meeting of Stockholders Tuesday, June 16, 2026, 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Thomas McCourt and Gregory Martini, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of IRONWOOD PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Tuesday, June 16, 2026, via live webcast at www.virtualshareholdermeeting.com/IRWD2026, and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxy previously given and acknowledge(s) receipt of the notice and proxy statement for the Annual Meeting of Stockholders. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side